                                                                    Exhibit 10.7

                                                                [EXECUTION COPY]

                         ------------------------------

                      PRESTIGE INTERNATIONAL HOLDINGS, LLC

                         ------------------------------

                           THIRD AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of April 6, 2004

THE COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY INTERESTS REPRESENTED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO, AS THE CASE MAY BE, (I) ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECURITYHOLDERS AGREEMENT, DATED AS OF FEBRUARY 6, 2004, AS AMENDED OR MODIFIED FROM TIME TO TIME, AMONG THE ISSUER (THE "LLC") AND CERTAIN INVESTORS OR (II) ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT, DATED AS OF MARCH 5, 2004, AS AMENDED OR MODIFIED FROM TIME TO TIME AMONG THE ISSUER AND CERTAIN INVESTORS, AND, IN EITHER CASE, THE LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH INTERESTS UNTIL SUCH RESTRICTIONS HAVE BEEN COMPLIED WITH WITH RESPECT TO ANY

TRANSFER. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED BY THE LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                                TABLE OF CONTENTS

                                                                                       Page
                                    ARTICLE I

                               CERTAIN DEFINITIONS

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

2.1     Formation.......................................................................11
2.2     The Certificate, Etc............................................................11
2.3     Name............................................................................11
2.4     Purpose.........................................................................11
2.5     Powers of the LLC...............................................................12
2.6     Foreign Qualification...........................................................13
2.7     Principal Office; Registered Office.............................................13
2.8     Term............................................................................13
2.9     No State-Law Partnership........................................................13
2.10    No UBTI; Effectively Connected Income...........................................14

                                   ARTICLE III

                             UNITS; CAPITAL ACCOUNTS

3.1     Unitholders.....................................................................14
3.2     Unitholder Meetings.............................................................16
3.3     Action of Unitholders by Written Consent or Telephone Conference................18
3.4     Issuance of Additional Units and Interests......................................19
3.5     Capital Accounts................................................................19
3.6     Negative Capital Accounts.......................................................20
3.7     No Withdrawal...................................................................20
3.8     Loans From Unitholders..........................................................20

                                   ARTICLE IV

                           DISTRIBUTIONS; REDEMPTIONS
                                 AND ALLOCATIONS

4.1     Distributions...................................................................21
4.2     Allocations.....................................................................23
4.3     Special Allocations.............................................................23
4.4     Tax Allocations.................................................................24
4.5     Indemnification and Reimbursement for Payments on Behalf of a Unitholder........25
4.6     Transfer of Capital Accounts....................................................25

                                    ARTICLE V

                           BOARD OF MANAGERS; OFFICERS

5.1     Management by the Board of Managers.............................................25
5.2     Composition and Election of the Board of Managers...............................27
5.3     Board Meetings and Actions by Written Consent...................................29
5.4     Committees; Delegation of Authority and Duties..................................30
5.5     Officers........................................................................31

                                   ARTICLE VI

                  GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

6.1     Limitation of Liability.........................................................33
6.2     Lack of Authority...............................................................33
6.3     No Right of Partition...........................................................33
6.4     Unitholders Right to Act........................................................33
6.5     Conflicts of Interest...........................................................34
6.6     Transactions Between the LLC and the Unitholders................................34

                                   ARTICLE VII

                         EXCULPATION AND INDEMNIFICATION

7.1     Exculpation.....................................................................34
7.2     Right to Indemnification........................................................34
7.3     Advance Payment.................................................................35
7.4     Indemnification of Employees and Agents.........................................35
7.5     Appearance as a Witness.........................................................35
7.6     Nonexclusivity of Rights........................................................35
7.7     Insurance.......................................................................35
7.8     Savings Clause..................................................................36

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1     Records and Accounting..........................................................36
8.2     Fiscal Year.....................................................................36
8.3     Tax Information.................................................................36
8.4     Transmission of Communications..................................................36
8.5     LLC Funds.......................................................................36

                                   ARTICLE IX

                                      TAXES

9.1     Tax Returns.....................................................................36
9.2     Tax Elections...................................................................37
9.3     Tax Matters Partner.............................................................37

                                    ARTICLE X

                            TRANSFER OF LLC INTERESTS

10.1    Transfers by Unitholders........................................................37
10.2    Effect of Assignment............................................................37
10.3    Restriction on Transfer.........................................................38
10.4    Transfer Fees and Expenses......................................................38
10.5    Void Transfers..................................................................38

                                   ARTICLE XI

                            ADMISSION OF UNITHOLDERS

11.1    Substituted Unitholders.........................................................38
11.2    Additional Unitholders..........................................................38
11.3    Optionholders...................................................................39

                                   ARTICLE XII

                    WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

12.1    Withdrawal and Resignation of Unitholders.......................................39
12.2    Withdrawal of a Unitholder......................................................39

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

13.1    Dissolution.....................................................................39
13.2    Liquidation and Termination.....................................................39
13.3    Cancellation of Certificate.....................................................40
13.4    Reasonable Time for Winding Up..................................................40
13.5    Return of Capital...............................................................40
13.6    Reserves Against Distributions..................................................40

                                   ARTICLE XIV

                                    VALUATION

14.1    Determination...................................................................41
14.2    Fair Market Value...............................................................41

                                   ARTICLE XV

                               GENERAL PROVISIONS

15.1    Power of Attorney...............................................................41
15.2    Amendments......................................................................42
15.3    Title to LLC Assets.............................................................42
15.4    Remedies........................................................................43
15.5    Successors and Assigns..........................................................43
15.6    Severability....................................................................43
15.7    Incorporation of the LLC; Conversion of Senior Preferred Units..................43
15.8    Repurchase of Units by the LLC..................................................44
15.9    Opt-in to Article 8 of the Uniform Commercial Code..............................44
15.10   Notice to Unitholder of Provisions..............................................45
15.11   Counterparts....................................................................45
15.12   Consent to Jurisdiction.........................................................45
15.13   Descriptive Headings; Interpretation............................................45
15.14   Applicable Law..................................................................46
15.15   MUTUAL WAIVER OF JURY TRIAL.....................................................46
15.16   Addresses and Notices...........................................................46
15.17   Creditors.......................................................................46
15.18   Waiver                                                                          46
15.19   Further Action..................................................................47
15.20   Offset                                                                          47
15.21   Entire Agreement................................................................47
15.22   Delivery by Facsimile...........................................................47
15.23   Survival........................................................................47
15.24   Deemed Transfer of Units........................................................47
15.25   Distributions in Full...........................................................48

                      PRESTIGE INTERNATIONAL HOLDINGS, LLC
                           THIRD AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

     This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of April 6, 2004, is entered into by and among Prestige International Holdings, LLC (f/k/a Medtech/Denorex, LLC, the "LLC"), the Unitholders and the Warrantholders and amends and restates the Second Amended and Restated Limited Liability Company Agreement of Medtech/Denorex, LLC dated as of March 5, 2004 (the "PRIOR AGREEMENT").

     The parties to the Prior Agreement desire to amend and restate the Prior Agreement effective as of the date hereof for purposes of changing certain terms of the Prior Agreement, changing the name of the LLC to "Prestige International Holdings, LLC" and adding additional parties thereto.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby amend and restate the Prior Agreement in its entirety as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the following meanings:

     "ADDITIONAL UNITHOLDER" means a Person admitted to the LLC as a Unitholder pursuant to SECTION 11.2.

     "ADDITIONAL SECURITIES" shall have the meaning set forth in SECTION 3.4.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

            (i)     reduced for any items  described in Treasury  Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

            (ii) increased for any amount such Person is obligated to contribute or is treated as being obligated to contribute to the LLC pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

     "AFFILIATE" of any particular Person means (i) any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise, (ii) if such Person is a partnership, any partner thereof and (iii) without limiting the foregoing, (I) with respect only to GTCR, any investment fund controlled by GTCR LLC or GTCR Golder Rauner, L.L.C. and (II) with respect only to the TCW/Crescent Purchasers and TCW/Crescent Lenders, any investment fund for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

     "AGREEMENT" means this Third Amended and Restated Limited Liability Company Agreement, as amended or modified from time to time in accordance with the terms hereof.

     "ASSIGNEE" means a Person to whom an LLC Interest has been transferred in accordance with the terms of this Agreement and the other agreements contemplated hereby, but who has not become a Unitholder pursuant to ARTICLE X.

     "BOARD" means the Board of Managers established pursuant to SECTION 5.2.

     "BOOK VALUE" means, with respect to any LLC property, the LLC's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section
1.704-1(b)(2)(iv)(d)-(g).

     "CAPITAL ACCOUNT" means the capital account maintained for a Unitholder pursuant to SECTION 3.5.

     "CAPITAL CONTRIBUTIONS" means any cash, cash equivalents, promissory obligations, or the Fair Market Value of other property that a Unitholder or Warrantholder contributes or is deemed to have contributed to the LLC with respect to any Unit or Warrant pursuant to SECTIONS 3.1 or 3.4 or, with respect to Class A Preferred Units, pursuant to any Senior Management Agreement.

     "CERTIFICATE" means the LLC's Certificate of Formation as filed with the Secretary of State of Delaware.

     "CLASS A PREFERRED UNIT" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class A Preferred Units in this Agreement.

     "CLASS A UNPAID YIELD" of any Class A Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class A Yield accrued on such Class A Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the LLC that constitute payment of Class A Yield on such Class A Preferred Unit.

     "CLASS A UNRETURNED CAPITAL" of any Class A Preferred Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class A Preferred Unit reduced by all Distributions made by the LLC that constitute a return of Class A Unreturned Capital in respect of such Class A Preferred Unit under SECTION 4.1(a)(IV).

     "CLASS A YIELD" means, with respect to each Class A Preferred Unit, the amount accruing on such Class A Preferred Unit on a daily basis, at the rate of 8% per annum, compounded on the last day of each calendar quarter, on (a) the Class A Unreturned Capital of such Class A Preferred Unit plus (b) as the case may be, the Class A Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class A Yield with respect to such Class A Preferred Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

     "CLASS B PREFERRED UNIT" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Class B Preferred Units in this Agreement.

     "CLASS B UNPAID YIELD" of any Class B Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Class B Yield accrued on such Class B Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the LLC that constitute payment of Class B Yield on such Class B Preferred Unit. For purposes of this definition, any Class B Preferred Unit issued upon any exercise of a Warrant shall be deemed to have been outstanding from the date of issuance of such Warrant.

     "CLASS B UNRETURNED CAPITAL" of any Class B Preferred Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Class B Preferred Unit reduced by all Distributions made by the LLC that constitute a return of Class B Unreturned Capital in respect of such Class B Preferred Unit under SECTION 4.1(a)(VI).

     "CLASS B YIELD" means, with respect to each Class B Preferred Unit, the amount accruing on such Class B Preferred Unit on a daily basis, at the rate of 8% per annum, compounded on the last day of each calendar quarter, on (a) the Class B Unreturned Capital of such Class B Preferred Unit plus (b) as the case may be, the Class B Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of the Class B Yield with respect to such Class B Preferred Unit for the portion of the quarterly period elapsing before such Distribution is made shall be taken into account in determining the amount of such Distribution.

     "CODE" means the United States Internal Revenue Code of 1986, as amended. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to the Code and any corresponding provisions of succeeding Code provisions (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term "Code" shall not include them if including them would have a material adverse effect on any Unitholder).

     "COMMON UNITHOLDER" means a holder of Common Units.

     "COMMON UNIT" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Common Units in this Agreement; provided, that a holder of a "Common

Unit" shall be entitled to vote but shall not have any other rights hereunder (including the right to receive Distributions hereunder) until such time as such Unit is fully vested in accordance with the terms and conditions set forth in the Senior Management Agreement or other agreement pursuant to which such Unit was issued (to the extent the applicable agreement provides for vesting), and all such unvested Common Units shall be deemed to be outstanding and shall be subject to the obligations and restrictions applicable to the Common Units hereunder.

     "DELAWARE ACT" means the Delaware Limited Liability Company Act, 6 Del. L.
Section 18-101, ET SEQ., as it may be amended from time to time, and any successor to the Delaware Act.

     "DISTRIBUTION" means each distribution made by the LLC to a Unitholder, whether in cash, property or securities of the LLC and whether by liquidating distribution, redemption, repurchase, or otherwise; PROVIDED THAT any recapitalization or exchange or conversion of securities of the LLC (including any exchange of Units for Class A Preferred Units), redemption or repurchase of securities of the LLC pursuant to any Senior Management Agreement and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units shall not be deemed a Distribution.

     "EQUITY SECURITIES" means (i) Units or other equity interests in the LLC or a corporate successor (including other classes or groups thereof having such relative rights, powers, and duties as may from time to time be established by the Board, including rights, powers, and/or duties senior to existing classes and groups of Units and other equity interests in the LLC), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other equity interests in the LLC or a corporate successor, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other equity interests in the LLC or a corporate successor.

     "EVENT OF WITHDRAWAL" means the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Unitholder or the occurrence of any other event that terminates the continued membership of a Unitholder in the LLC.

     "FAMILY GROUP" means a Unitholder's spouse and descendants (whether natural or adopted), and any trust, family limited partnership, limited liability company or other entity wholly owned, directly or indirectly, by such Unitholder or such Unitholder's spouse and/or descendants that is and remains solely for the benefit of such Unitholder and/or such Unitholder's spouse and/or descendants and any retirement plan for such Unitholder.

     "FAIR MARKET VALUE" means, with respect to any asset or equity interest, its fair market value determined according to ARTICLE XIV.

     "FISCAL QUARTER" means each calendar quarter ending March 31, June 30, September 30, and December 31.

     "FISCAL YEAR" means the LLC's annual accounting period established pursuant to SECTION 8.2.

     "GOVERNMENTAL ENTITY" means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

     "GTCR" means (i) GTCR Fund VIII, (ii) GTCR Fund VIII/B, (iii) GTCR Co-Invest II, L.P., a Delaware limited partnership and (iv) any investment fund managed by GTCR LLC or GTCR Golder Rauner, L.L.C. that purchases Units pursuant to the GTCR Purchase Agreement and that becomes an Additional Unitholder pursuant to SECTION 11.2.

     "GTCR CAPITAL PARTNERS" means GTCR Capital Partners, L.P., a Delaware limited partnership.

     "GTCR FUND VIII" means GTCR Fund VIII, L.P., a Delaware limited partnership.

     "GTCR FUND VIII/B" means GTCR Fund VIII/B, L.P., a Delaware limited partnership.

     "GTCR LLC" means GTCR Golder Rauner II, L.L.C., a Delaware limited liability company.

     "GTCR PURCHASE AGREEMENT" means that certain Unit Purchase Agreement, dated as of February 6, 2004, among GTCR, the TCW/Crescent Purchasers and the LLC, as the same may be amended from time to time pursuant to the terms thereof.

     "GTCR THRESHOLD" means $16,866,991. The GTCR Threshold may be waived in writing by GTCR in its sole discretion; PROVIDED, HOWEVER, if GTCR holds any Senior Preferred Units, then the GTCR Threshold may only be waived in writing by both GTCR and the TCW/Crescent Purchasers.

     "INDEBTEDNESS" means all indebtedness for borrowed money (including purchase money obligations) maturing one year or more from the date of creation or incurrence thereof or renewable or extendible at the option of the debtor to a date one year or more from the date of creation or incurrence thereof, all indebtedness under revolving credit arrangements extending over a year or more, all capitalized lease obligations and all guarantees of any of the foregoing.

     "LIENS" means any mortgage, pledge, security interest, encumbrance, lien, or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the LLC, any Subsidiary or any Affiliate thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the LLC, any Subsidiary or any Affiliate under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

     "LLC" means Prestige International Holdings, LLC, a Delaware limited liability company.

     "LLC INTEREST" means the interest of a Unitholder in Profits, Losses, and Distributions.

     "LOSSES" means items of LLC loss and deduction determined according to
SECTION 3.5.

     "MANAGER" means a current manager on the Board, who, for purposes of the Delaware Act, will be deemed a "manager" (as defined in the Delaware Act) but will be subject to the rights, obligations, limitations and duties set forth in this Agreement.

     "MARKET PRICE" of any security or any other asset, right or interest means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security or other asset, right or interest is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the LLC and the holders of a majority of the Class B Preferred Units. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the LLC and the holders of a majority of the Class B Preferred Units. The determination of such appraiser shall be final and binding upon the parties, and the LLC shall pay the fees and expenses of such appraiser.

     "MINIMUM GAIN" means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

     "OFFICERS" means each person designated as an officer of the LLC to whom authority and duties have been delegated pursuant to SECTION 5.5, subject to any resolution of the Board appointing such person as an officer or relating to such appointment.

     "PERMITTED TRANSFEREE" means (i) with respect to any Unitholder who is a natural person, a member of such Unitholder's Family Group, and (ii) with respect to any Unitholder which is an entity, any of such Unitholder's Affiliates.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a Governmental Entity.

     "PROCEEDING" has the meaning set forth in SECTION 7.2.

     "PROFITS" means items of LLC income and gain determined according to
SECTION 3.5.

     "PUBLIC OFFERING" means any sale of equity securities (or securities containing any equity-like features) of the LLC (or a successor thereto) pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission; PROVIDED

THAT the following shall not be considered a Public Offering: (i) any issuance of equity securities (or securities containing any equity-like features) as consideration for a merger or acquisition, and (ii) any issuance of equity securities (or securities containing any equity-like features), or rights to acquire any such securities, to employees of the LLC or its Subsidiaries as part of an incentive or compensation plan.

     "PUBLIC SALE" means any sale of Equity Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any similar provision then in effect) adopted under the Securities Act (other than Rule 144(k) prior to a Public Offering).

     "REGISTRATION AGREEMENT" means the Registration Rights Agreement, dated as of February 6, 2004, by and among the LLC, GTCR (or an Affiliate thereof) and the other Persons party thereto from time to time, as the same may be amended from time to time pursuant to the terms thereof.

     "REQUIRED INTEREST" means a majority of the Common Units.

     "REGULATORY ALLOCATIONS" has the meaning set forth in SECTION 4.3(e).

     "SECURITIES" means notes, stocks, bonds, debentures, evidences of indebtedness, certificates of interest or participation in any profit-sharing agreement, partnership interests, beneficial interests in trusts, collateral-trust certificates, pre-organization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for securities, certificates of equity interests, notional principal contracts and certificates of interest or participation in, temporary or interim certificates for, receipts for or warrants or rights or options to subscribe to or purchase or sell any of the foregoing, and any other items commonly referred to as securities.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder, and any successor to such statute, rules, or regulations. Any reference herein to a specific section, rule, or regulation of the Securities Exchange Act shall be deemed to include any corresponding provisions of future law.

     "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement, dated as of February 6, 2004, by and among the LLC, GTCR (or an Affiliate thereof) and the other Persons party thereto from time to time, as the same may be amended from time to time pursuant to the terms thereof.

     "SENIOR MANAGEMENT AGREEMENT" means any Senior Management Agreement entered into from time to time among the LLC, Medtech/Denorex Management, Inc. (any successor thereof, including Prestige Brands, Inc.) or any other Subsidiaries of the LLC (including Prestige

Brands, Inc.), and one of its executives, as the same may be amended from time to time pursuant to the terms thereof.

     "SENIOR PREFERRED INVESTOR RIGHTS AGREEMENT" means the Senior Preferred Investor Rights Agreement, dated as of March 5, 2004, by and among the LLC, the holders of Senior Preferred Units named therein and the other Persons party thereto from time to time, as the same may be amended from time to time pursuant to the terms thereof.

     "SENIOR PREFERRED UNIT" means a Unit representing a fractional part of the interest of a Unitholder in Profits, Losses and Distributions and having the rights and obligations specified with respect to the Senior Preferred Units in this Agreement.

     "SENIOR PREFERRED UNPAID YIELD" of any Senior Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Senior Preferred Yield accrued on such Senior Preferred Unit for all periods prior to such date (including partial periods), over (b) the aggregate amount of prior Distributions made by the LLC that constitute payment of Senior Preferred Yield on such Senior Preferred Unit.

     "SENIOR PREFERRED UNRETURNED CAPITAL" of any Senior Preferred Unit means, as of any date, the aggregate Capital Contributions made or deemed to be made in exchange for such Senior Preferred Unit reduced by all Distributions made by the LLC that constitute a return of Senior Preferred Unreturned Capital in respect of such Senior Preferred Unit under SECTION 4.1(a)(II).

     "SENIOR PREFERRED YIELD" means, with respect to each Senior Preferred Unit, the amount accruing on such Senior Preferred Unit on a daily basis, at the rate of 8% per annum, compounded on the last day of each calendar year, on the sum of
(a) the Senior Preferred Unreturned Capital of such Senior Preferred Unit plus
(b) as the case may be, the Senior Preferred Unpaid Yield thereon for all prior calendar years; PROVIDED THAT, for any calendar year for which the SNS Gross Sales Target with respect to such year (as set forth on the attached SCHEDULE 1) exceeds actual SNS Gross Sales for such year, the daily accrual rate on such Senior Preferred Unit for such year shall be equal to 0% per annum. For purposes of calculating the amount of the Senior Preferred Yield with respect to any partial calendar year, it will be assumed that the actual SNS Gross Sales for such year will exceed the SNS Gross Sales Target for such year (as set forth on the attached SCHEDULE 1) if, and only if, as of the date of calculation, the actual SNS Gross Sales for such partial year exceed 90% of a pro rata portion of the SNS Gross Sales Target (as set forth on the attached SCHEDULE 1) for such partial year (determined on a pro rata basis based upon the number of days elapsed in such year as of the date of calculation divided by 365).

     "SNS" means The Spic and Span Company, a Delaware corporation.

     "SNS BRANDED PRODUCTS" means all products marketed and sold under the brand name "Spic and Span" or "Cinch" (or a derivative form using either such brand name).

     "SNS GROSS SALES" means, with respect to any particular period, the amount of gross sales of SNS Branded Products during such period, which amount shall be determined by the

LLC in accordance with United States generally accepted accounting principles applied consistently with SNS's past practice.

     "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "SUBSIDIARY" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the LLC.

     "SUBSTITUTED UNITHOLDER" means a Person that is admitted as a Unitholder to the LLC pursuant to SECTION 11.1.

     "TCW REPRESENTATIVE" shall mean, initially, Timothy P. Costello, and from to time after the date hereof, any other Person the TCW/Crescent Purchasers and TCW/Crescent Lenders may designate as his replacement, upon written notice to the LLC in accordance with SECTION 15.16 hereof.

     "TCW/CRESCENT LENDERS" means collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware business trust, and TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership, any of their Affiliates or any investment fund for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

     "TCW/CRESCENT PURCHASERS" means collectively, TCW/Crescent Mezzanine Partners III, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Trust III, a Delaware business trust, and TCW/Crescent Mezzanine Partners III Netherlands, L.P., a Delaware limited partnership, any of their Affiliates or any investment fund for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an account manager.

     "TAX" or "TAXES" means any federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee, or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, or additions to tax or additional amounts in respect of the foregoing.

     "TAX DISTRIBUTION" has the meaning set forth in SECTION 4.1(c).

     "TAX MATTERS PARTNER" has the meaning set forth in SECTION 9.3.

     "TAXABLE YEAR" means the LLC's Fiscal Year unless the Board determines otherwise in compliance with applicable laws.

     "TRANSACTION DOCUMENTS" means this Agreement, and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any Unitholder in connection with the transactions contemplated to be consummated pursuant to this Agreement (or any predecessor agreement thereof), the GTCR Purchase Agreement, and any side agreements related to the foregoing.

     "TRANSFER" means any sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (including, without limitation, by operation of law) or the acts thereof, but explicitly excluding conversions or exchanges of one class of Unit to or for another class of Unit. The terms "TRANSFEREE," "TRANSFERRED," and other forms of the word "TRANSFER" shall have correlative meanings.

     "TREASURY REGULATIONS" means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall, at the Board's sole discretion, be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations (whether or not such amendments and corresponding provisions are mandatory or discretionary; provided, however, that if they are discretionary, the term "Treasury Regulations" shall not include them if including them would have a material adverse effect on any Unitholder).

     "UNIT" means an LLC Interest of a Unitholder or an Assignee in the LLC representing a fractional part of the LLC Interests of all Unitholders and Assignees and shall include Senior Preferred Units, Class A Preferred Units, Class B Preferred Units and Common Units; PROVIDED THAT any class or group of Units issued shall have relative rights, powers, and duties set forth in this Agreement and the LLC Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers, and duties set forth in this Agreement.

     "UNITHOLDER" means any owner of one or more Units as reflected on the LLC's books and records, and any person admitted to the LLC as an Additional Unitholder or Substituted Unitholder; but only for so long as such person is shown on the LLC's books and records as the owner of one or more Units.

     "UNITHOLDER GROUP" has the meaning set forth in SECTION 6.5.

     "WARRANT AGREEMENT" means that certain Warrant Agreement, dated as of February 6, 2004, among GTCR Capital Partners, the TCW/Crescent Lenders and the LLC, as the same may be amended from time to time pursuant to the terms thereof.

     "WARRANTHOLDER" means each of GTCR Capital Partners and the TCW/Crescent Lenders, individually.

     "WARRANTS" means the warrants to purchase Common Units and Class B Preferred Units issued by the LLC to GTCR Capital Partners and the TCW/Crescent Lenders pursuant to the Warrant Agreement. "WARRANT" shall mean one of the Warrants, individually.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

     2.1 FORMATION. The LLC has been organized as a Delaware limited liability company by the filing with the Secretary of State of the State of Delaware of the Certificate under and pursuant to the Delaware Act and shall be continued in accordance with this Agreement.

     2.2 THE CERTIFICATE, ETC. The Certificate was filed with the Secretary of State of the State of Delaware on December 29, 2003. The Unitholders hereby agree to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the LLC may own property or conduct business.

     2.3 NAME. The name of the LLC shall be "Prestige International Holdings, LLC". The Board in its sole discretion may change the name of the LLC at any time and from time to time. Notification of any such change shall be given to all Unitholders. The LLC's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

     2.4 PURPOSE. The purpose and business of the LLC shall be to engage in any lawful act or activity which may be conducted by a limited liability company formed pursuant to the Delaware Act and engaging in all activities necessary or incidental to the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the LLC to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

            (a) BOARD OF MANAGERS. Subject to the provisions of this Agreement, the Senior Preferred Investor Rights Agreement, the Securityholders Agreement, the Registration Agreement and the other agreements contemplated hereby and thereby, (i) the LLC may, with the approval of the Board, enter into and perform under any and all documents, agreements and instruments, all without any further act, vote or approval of any Unitholder, and (ii) the Board may authorize any Person (including any Unitholder or Officer) to enter into and perform under any document, agreement or instrument on behalf of the LLC.

            (b) MERGER. Subject to the provisions of this Agreement, the LLC may, with the approval of the Board and GTCR LLC and without the need for any further act, vote or approval of any Unitholder, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Delaware Act), regardless of whether the LLC or such other entity is the survivor.

     2.5 POWERS OF THE LLC. Subject to the provisions of this Agreement and the agreements contemplated hereby, the LLC shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in
SECTION 2.4, including the power:

            (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Delaware Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

            (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the LLC;

            (c) to enter into, perform and carry out contracts of any kind, including contracts with any Unitholder or any Affiliate thereof, or any agent of the LLC necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the LLC;

            (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a Unitholder or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

            (e) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

            (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings in its name;

            (g) to appoint employees and agents of the LLC and define their duties and fix their compensation;

            (h) to indemnify any Person in accordance with the Delaware Act and to obtain any and all types of insurance;

            (i)     to cease its activities and cancel its Certificate;

            (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the LLC;

            (k) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the LLC or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the LLC;

            (l) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the LLC or to hold such proceeds against the payment of contingent liabilities; and

            (m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the LLC.

     2.6 FOREIGN QUALIFICATION. Prior to the LLC's conducting business in any jurisdiction other than Delaware, the Board shall cause the LLC to comply, to the extent procedures are available and those matters are reasonably within the control of the Board, with all requirements necessary to qualify the LLC as a foreign limited liability company in that jurisdiction. At the request of the Board or any Officer, each Unitholder shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the LLC as a foreign limited liability company in all such jurisdictions in which the LLC may conduct business.

     2.7 PRINCIPAL OFFICE; REGISTERED OFFICE. The principal office of the LLC shall be located at 90 North Broadway, Irvington, New York 10533 or at such other place as the Board may from time to time designate. All business and activities of the LLC shall be deemed to have occurred at its principal office. The LLC may maintain offices at such other place or places as the Board deems advisable. Notification of any such change shall be given to all Unitholders. The registered office of the LLC required by the Delaware Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the LLC) as the Board may designate from time to time in the manner provided by law. The registered agent of the LLC in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law.

     2.8 TERM. The term of the LLC commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution thereof in accordance with the provisions of
ARTICLE XIII.

     2.9 NO STATE-LAW PARTNERSHIP. The Unitholders intend that the LLC not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Unitholder be a partner or joint venturer of any other Unitholder by virtue of this Agreement (except for tax purposes as set forth in the next succeeding sentence of this SECTION 2.9), and neither this Agreement nor any other document entered into by the LLC or any Unitholder relating to the subject matter hereof shall be construed to suggest otherwise. The Unitholders intend that the LLC shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Unitholder and the LLC shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Without the consent of the holders of the Required Interest, the LLC shall not make an election to be treated as a corporation for federal income tax purposes pursuant to Treasury Regulation 301.7701-3 (or any successor regulation or provision) and, if applicable, state and local income tax purposes.

     2.10 NO UBTI; EFFECTIVELY CONNECTED INCOME. The LLC shall not engage in any transaction which is reasonably likely to cause GTCR, GTCR Capital Partners, the TCW/Crescent Purchasers, the TCW/Crescent Lenders, TSG3 L.P. or any of their respective limited partners which are exempt from income taxation under Section 501(a) of the Code to recognize unrelated business taxable income as defined in
Section 512 and Section 514 of the Code. The LLC will use reasonable best efforts not to engage in, or invest in any Person that is treated as a flow-through entity for U.S. federal income tax purposes that engages in, (a) any "COMMERCIAL ACTIVITY" as defined in Section 892(a)(2)(i) of the Code or (b) transactions which will cause the LLC to incur income that is effectively connected with a "trade or business within the United States" as defined in
Section 864(b) of the Code.

                                   ARTICLE III

                             UNITS; CAPITAL ACCOUNTS

     3.1    UNITHOLDERS.

            (a) GENERAL. Each Person named on SCHEDULE A attached hereto has made Capital Contributions to the LLC as set forth on SCHEDULE A in exchange for the Units or Warrants specified thereon, and each Person's initial Capital Account established pursuant to such Capital Contributions is set forth on SCHEDULE A. Any reference in this Agreement to SCHEDULE A shall be deemed to be a reference to SCHEDULE A as amended and in effect from time to time. The LLC and each such Person shall file all tax returns, including any schedules thereto, in a manner consistent with such initial Capital Accounts. Each Unitholder listed on SCHEDULE A upon (i) his, her or its execution of this Agreement or a counterpart hereto (or any predecessor agreement thereof then in effect or counterpart thereto) and (ii) receipt (or deemed receipt) by the LLC of such Person's Capital Contribution as set forth on SCHEDULE A, shall be hereby admitted to the LLC as a Unitholder of the LLC. Each Unitholder's interest in the LLC, including such Unitholder's interest in Profits, Losses and Distributions of the LLC and the right to vote on certain matters as provided in this Agreement, shall be represented by the Units owned by such Unitholder. The ownership of Units shall entitle each Unitholder to allocations of Profits and Losses and other items and distributions of cash and other property as set forth in ARTICLE IV hereof. The Board may in its discretion issue certificates to the Unitholders representing the Units held by each Unitholder.

            (b) REPRESENTATIONS AND WARRANTIES OF UNITHOLDERS. Each Unitholder hereby represents and warrants to the LLC and acknowledges that: (i) such Unitholder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the LLC and making an informed investment decision with respect thereto; (ii) such Unitholder has reviewed and evaluated all information necessary to assess the merits and risks of his, her or its investment in the LLC and has had answered to such Unitholder's satisfaction any and all questions regarding such information; (iii) such Unitholder is able to bear the economic and financial risk of an investment in the LLC for an indefinite period of time; (iv) such Unitholder is acquiring interests in the LLC for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof;
(v) the interests in the LLC have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vi) to the extent applicable, the execution, delivery and performance of this Agreement have been duly authorized by such Unitholder and do not require such Unitholder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unitholder or other governing documents or any agreement or instrument to which such Unitholder is a party or by which such Unitholder is bound; (vii) the determination of such Unitholder to purchase interests in the LLC has been made by such Unitholder independent of any other Unitholder and independent of any statements or opinions as to the advisability of such purchase, which may have been made or given by any other Unitholder or by any agent or employee of any other Unitholder; (viii) the interests in the LLC were not offered to such Unitholder by means of general solicitation or general advertising; and (ix) this Agreement is valid, binding and enforceable against such Unitholder in accordance with its terms.

            (c)     NO LIABILITY OF UNITHOLDERS.

                    (i) NO LIABILITY. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Unitholder's capacity as a Unitholder, whether to the LLC, to any of the other Unitholders, to the creditors of the LLC or to any other third party, for the debts, liabilities, commitments or any other obligations of the LLC or for any losses of the LLC. Each Unitholder shall be liable only to make such Unitholder's Capital Contribution to the LLC and the other payments provided expressly herein.

                    (ii) DISTRIBUTION. In accordance with the Delaware Act and the laws of the State of Delaware, a Unitholder of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Unitholder. It is the intent of the Unitholders that no distribution to any Unitholder pursuant to ARTICLE IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or distribution of any such property to a Unitholder shall be deemed to be a compromise within the meaning of the Delaware Act, and the Unitholder receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Unitholder is obligated to make any such payment, such obligation shall be the obligation of such Unitholder and not of any other Unitholder.

     3.2    UNITHOLDER MEETINGS.

            (a) VOTING OF UNITHOLDERS. A quorum shall be present at a meeting of Unitholders if the Unitholders holding the Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of all Unitholders entitled to vote is required by the Delaware Act or by this Agreement, the affirmative vote of the Unitholders holding the Required Interest at a meeting of Unitholders at which a quorum is present shall be the act of the Unitholders.

            (b) PLACE. All meetings of the Unitholders shall be held at the principal place of business of the LLC or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Unitholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to SECTION 3.3(d).

            (c) ADJOURNMENT. Notwithstanding the other provisions of the Certificate or this Agreement, the chairman of the meeting or the Unitholders holding the Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Unitholders, such time and place shall be determined by a vote of the Unitholders holding the Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

            (d) ANNUAL MEETING. An annual meeting of the Unitholders, for the transaction of such business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board shall fix and set forth in the notice of the meeting, which date shall be within thirteen months subsequent to the date of organization of the LLC or the last annual meeting of Unitholders, whichever most recently occurred.

            (e) SPECIAL MEETINGS. Special meetings of the Unitholders for any proper purpose or purposes may be called at any time by the Board or the Unitholders holding the Required Interest. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Unitholders entitled to call a special meeting is the date any Unitholder first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Unitholders.

            (f) NOTICE. A written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with
SECTION 15.16 below not less than one or more than 30 days before the date of the meeting, by or at the direction of the Board or the Unitholders calling the meeting to each Unitholder.

            (g) RECORD DATE. The date on which notice of a meeting of Unitholders is mailed or the date on which the resolution of the Board declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Unitholders entitled to notice of or to vote at such meeting (including any adjournment thereof) or the Unitholders entitled to receive such distribution.

            (h) REQUIRED INTEREST. Except as otherwise expressly provided for in this Agreement, all matters to be voted on pursuant to this Agreement shall require the vote of Unitholders holding the Required Interest, which vote shall only be valid and binding if a notice of the meeting at which such vote is taken is given to all Unitholders in accordance with SECTION 3.2(f).

            (i) PROXIES. A Unitholder may vote either in person or by proxy executed in writing by the Unitholder. A telegram, telex, cablegram or similar transmission by the Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Unitholder shall be treated as an execution in writing for purposes of this SECTION 3.2(i). Proxies for use at any meeting of Unitholders or in connection with the taking of any action by written consent pursuant to SECTION 3.3 shall be filed with the Secretary of the LLC, before or at the time of the meeting or execution of the written consent as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Secretary of the LLC, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the LLC shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Units that are the subject of such proxy are to be voted with respect to such issue.

            (j) CONDUCT OF UNITHOLDER MEETINGS. All meetings of the Unitholders shall be presided over by the chairman of the meeting, who shall be one of the Chairman or Vice Chairman (or a representative thereof). The chairman of any meeting of Unitholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

            (k) VOTING RIGHTS. The holders of the Common Units shall be entitled to notice of all Unitholder meetings in accordance with this Agreement, and except as otherwise required by law, the holders of the Common Units shall be entitled to vote on all matters submitted to the Unitholders for a vote with each Common Unit entitled to one vote. Except as otherwise required by this Agreement or by law, the holders of Senior Preferred Units, Class A

Preferred Units and Class B Preferred Units shall not be entitled to a vote on matters submitted to the Unitholders for a vote.

     3.3    ACTION OF UNITHOLDERS BY WRITTEN CONSENT OR TELEPHONE CONFERENCE.

            (a) WRITTEN CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any annual or special meeting of Unitholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Unitholder or Unitholders holding not less than the minimum percentages of Units that would be necessary to take such action at a meeting at which all Unitholders entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Unitholder who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the LLC in the manner required by this SECTION 3.3(a), a consent or consents signed by the Unitholder or Unitholders holding not less than the minimum Units that would be necessary to take the action that is the subject of the consent are delivered to the LLC by delivery to its registered office, its principal place of business or the chief executive officer. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer. A telegram, telex, cablegram or similar transmission by a Unitholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Unitholder, shall be regarded as signed by the Unitholder for purposes of this SECTION 3.3(a). Prompt notice of the taking of any action by Unitholders without a meeting by less than unanimous written consent shall be given to those Unitholders who did not consent in writing to the action.

            (b) RECORD DATE FOR WRITTEN CONSENT IN LIEU OF MEETING. The record date for determining Unitholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the LLC by delivery to its registered office, its principal place of business, or the chief executive officer. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the LLC's principal place of business shall be addressed to the chief executive officer.

            (c) FILINGS. If any action by Unitholders is taken by written consent, any certificate or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Delaware Act concerning any vote of Unitholders, that written consent has been given in accordance with the provisions of the Delaware Act and that any written notice required by the Delaware Act has been given.

            (d) TELEPHONE CONFERENCE. Unitholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.4 ISSUANCE OF ADDITIONAL UNITS AND INTERESTS. Subject to compliance with the provisions of this Agreement, the GTCR Purchase Agreement, the Warrant Agreement, the Senior Preferred Investor Rights Agreement and the Securityholders Agreement, the Board shall have the right to cause the LLC to issue or sell to any Person (including Unitholders and Affiliates) any of the following (which for purposes of this Agreement shall be "ADDITIONAL SECURITIES"): (i) additional Units or other interests in the LLC (including other classes or series thereof having different rights), (ii) obligations, evidences of indebtedness, or other securities or interests convertible or exchangeable into Units or other interests in the LLC, and (iii) warrants, options, or other rights to purchase or otherwise acquire Units or other interests in the LLC. Subject to the provisions of this Agreement, the Board shall determine the terms and conditions governing the issuance of such Additional Securities, including the number and designation of such Additional Securities, the preference (with respect to distributions, liquidations, or otherwise) over any other Units and any required contributions in connection therewith. Any Person who acquires Units may be admitted to the LLC as a Unitholder pursuant to the terms of SECTION 11.2 hereof. If any Person acquires additional Units or other interests in the LLC or is admitted to the LLC as an additional Unitholder, SCHEDULE A shall be amended to reflect such additional issuance and/or Unitholder, as the case may be. Notwithstanding anything herein to the contrary, (A) except with respect to Distributions in respect of the GTCR Threshold, no additional Units or other equity interests in the LLC (including securities convertible or exchangeable into Units or other equity interests in the LLC or warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the LLC) having a preference with respect to distributions or liquidations that is senior or pari passu to the Senior Preferred Units may be issued by the LLC without the consent of the Board and the holders of a majority of the Senior Preferred Units and (B) Class A Preferred Units shall be reserved for issuance in exchange for other Units pursuant to the terms of the Senior Management Agreements, and such Class A Preferred Units may be issued only in exchange for other Units pursuant to the terms of the Senior Management Agreements and under no other circumstances.

     3.5    CAPITAL ACCOUNTS.

            (a) The LLC shall maintain a separate Capital Account for each Unitholder according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the LLC may (in the discretion of the Board), upon the occurrence of the events specified in Treasury Regulation
Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of LLC property. Without limiting the foregoing, each Unitholder's Capital Account shall be adjusted:

                    (i) by adding any additional Capital Contributions made by such Unitholder in consideration for the issuance of Units;

                    (ii) by deducting any amounts paid to such Unitholder in connection with the redemption or other repurchase by the LLC of Units;

                    (iii) by adding any Profits allocated in favor of such Unitholder and subtracting any Losses allocated in favor of such Unitholder; and

                    (iv) by deducting any distributions paid in cash or other assets to such Unitholder by the LLC.

            (b) For purposes of computing the amount of any item of LLC income, gain, loss, or deduction to be allocated pursuant to ARTICLE IV and to be reflected in the Capital Accounts, the determination, recognition, and classification of any such item shall be the same as its determination, recognition, and classification for federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

                    (i) The computation of all items of income, gain, loss, and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section
1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                    (ii) If the Book Value of any LLC property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                    (iii) Items of income, gain, loss, or deduction attributable to the disposition of LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                    (iv) Items of depreciation, amortization, and other cost recovery deductions with respect to LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                    (v) To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

     3.6 NEGATIVE CAPITAL ACCOUNTS. No Unitholder shall be required to pay to any other Unitholder or the LLC any deficit or negative balance which may exist from time to time in such Unitholder's Capital Account (including upon and after dissolution of the LLC).

     3.7 NO WITHDRAWAL. No Person shall be entitled to withdraw any part of such Person's Capital Contributions or Capital Account or to receive any Distribution from the LLC, except as expressly provided herein or in the other agreements referred to herein.

     3.8 LOANS FROM UNITHOLDERS. Loans by Unitholders to the LLC shall not be considered Capital Contributions. If any Unitholder shall loan funds to the LLC, the making of such loans shall not result in any increase in the amount of the Capital Account of such Unitholder. The amount of any such loans shall be a debt of the LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such loans are made.

                                   ARTICLE IV

                           DISTRIBUTIONS; REDEMPTIONS
                                 AND ALLOCATIONS

     4.1    DISTRIBUTIONS.

            (a) DISTRIBUTIONS GENERALLY. Except as otherwise set forth in this SECTION 4.1, and subject to the provisions of Section 18-607 of the Delaware Act, the Board may in its sole discretion make Distributions at any time or from time to time. All Distributions shall be made only in the following order and priority:

                    (i) FIRST, (subject to the right to Distributions in respect of the GTCR Threshold), to the Unitholders holding Senior Preferred Units, an amount equal to the aggregate Senior Preferred Unpaid Yield (in the proportion that each Unitholder's share of Senior Preferred Unpaid Yield bears to the aggregate Senior Preferred Unpaid Yield) until each such Unitholder has received Distributions in respect of such Unitholder's Senior Preferred Units in an amount equal to the aggregate Senior Preferred Unpaid Yield on such Unitholder's outstanding Senior Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTIONS 4.1(a)(II) through (VII) below until the entire amount of the Senior Preferred Unpaid Yield on the outstanding Senior Preferred Units as of the time of such Distribution has been paid in full.

                    (ii) SECOND, (subject to the right to Distributions in respect of the GTCR Threshold), to the Unitholders holding Senior Preferred Units, an amount equal to the aggregate Senior Preferred Unreturned Capital with respect to such Units (in the proportion that each Unitholder's share of Senior Preferred Unreturned Capital with respect to such Senior Preferred Units bears to the aggregate amount of Senior Preferred Unreturned Capital with respect to all Senior Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder's Senior Preferred Units in an amount equal to the aggregate Senior Preferred Unreturned Capital with respect to such Unitholder's Senior Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTIONS 4.1(a)(III) through (VII) below until the entire amount of Senior Preferred Unreturned Capital with respect to the outstanding Senior Preferred Units as of the time of such Distribution has been paid in full.

                    (iii) THIRD, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Unpaid Yield (in the proportion that each Unitholder's share of Class A Unpaid Yield bears to the aggregate Class A Unpaid Yield) until each such Unitholder has received Distributions in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Class A Unpaid Yield on such Unitholder's outstanding Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTIONS 4.1(a)(IV) through (VII) below until the entire amount of the Class A Unpaid Yield on the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full.

                    (iv) FOURTH, to the Unitholders holding Class A Preferred Units, an amount equal to the aggregate Class A Unreturned Capital with respect to such Units (in the proportion that each Unitholder's share of Class A Unreturned Capital with respect to such Class A Preferred Units bears to the aggregate amount of Class A Unreturned Capital with respect to all Class A Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder's Class A Preferred Units in an amount equal to the aggregate Class A Unreturned Capital with respect to such Unitholder's Class A Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTIONS 4.1(a)(v) through (VII) below until the entire amount of Class A Unreturned Capital with respect to the outstanding Class A Preferred Units as of the time of such Distribution has been paid in full.

                    (v) FIFTH, to the Unitholders holding Class B Preferred Units, an amount equal to the aggregate Class B Unpaid Yield (in the proportion that each Unitholder's share of Class B Unpaid Yield bears to the aggregate Class B Unpaid Yield) until each such Unitholder has received Distributions in respect of such Unitholder's Class B Preferred Units in an amount equal to the aggregate Class B Unpaid Yield on such Unitholder's outstanding Class B Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTIONS 4.1(a)(VI) or (VII) below until the entire amount of the Class B Unpaid Yield on the outstanding Class B Preferred Units as of the time of such Distribution has been paid in full.

                    (vi) SIXTH, to the Unitholders holding Class B Preferred Units, an amount equal to the aggregate Class B Unreturned Capital with respect to such Units (in the proportion that each Unitholder's share of Class B Unreturned Capital with respect to such Class B Preferred Units bears to the aggregate amount of Class B Unreturned Capital with respect to all Class B Preferred Units) until each such Unitholder has received Distributions in respect of such Unitholder's Class B Preferred Units in an amount equal to the aggregate Class B Unreturned Capital with respect to such Unitholder's Class B Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to SECTION 4.1(a)(VII) below until the entire amount of Class B Unreturned Capital with respect to the outstanding Class B Preferred Units as of the time of such Distribution has been paid in full.

                    (vii) SEVENTH, all remaining amounts shall be distributed to the Unitholders holding Common Units, pro-rata according to such holders' ownership of Common Units immediately prior to such Distribution.

            (b) GTCR THRESHOLD. Notwithstanding the distribution rights set forth in SECTIONS 4.1(a)(i) and (II) above, Distributions may be made at the discretion of the Board pursuant to SECTIONS 4.1(a)(III) through (VII) above prior to Distributions under SECTIONS 4.1(a)(i) and (II) above in an aggregate amount up to the GTCR Threshold.

            (c) TAX DISTRIBUTIONS. Notwithstanding any other provision herein to the contrary, so long as the LLC is treated as a partnership for federal and state income tax purposes, the LLC shall use its best efforts to distribute within 15 days after the end of each Fiscal Quarter of the LLC, to the extent that funds are legally available therefor and would not be prohibited under any credit facility or other debt instrument to which the LLC or any Subsidiary is a party, an amount of cash (a "TAX DISTRIBUTION") which in the good faith judgment of the Board equals the excess, if any, of (i) the product of (x) the amount of taxable income allocable to the Unitholders in respect of the period beginning on the date hereof and ending at the close of such Fiscal Quarter, multiplied by (y) the combined maximum federal, state, and local income tax rate to be applied with respect to such taxable income (calculated by using the highest maximum combined marginal federal, state, and local income tax rates to which any Unitholder may be subject and taking into account the deductibility of state income tax for federal income tax purposes) for such period (making an appropriate adjustment for any rate changes that take place during such period) over (ii) all prior distributions made pursuant to this subsection (c) and subsections(a) and (b) above. All Tax Distributions shall be treated as an advance of Distributions for purposes of SECTION 4.1(a).

            (d) PERSONS RECEIVING DISTRIBUTIONS. Each Distribution shall be made to the Persons shown on the LLC's books and records as Unitholders as of the date of such Distribution; provided, however, that any transferor and transferee of Units may mutually agree as to which of them should receive payment of any Distribution under SECTION 4.1.

     4.2 ALLOCATIONS. Except as otherwise provided in SECTION 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Unitholder, (ii) such Unitholder's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Unitholder's partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(2)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them, determined as if the LLC were to (i) liquidate the assets of the LLC for an amount equal to their Book Value, and (ii) distribute the proceeds of liquidation pursuant to SECTION 13.2.

     4.3    SPECIAL ALLOCATIONS.

            (a) Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Fiscal year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4).

            (b) If there is a net decrease in Minimum Gain during any Fiscal Year, each Unitholder shall be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). This SECTION 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

            (c) If any Unitholder that unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of SECTIONS 4.3(c) and 4.3(d) but before the application of any other provision of this ARTICLE IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This SECTION 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

            (d) Profits and Losses shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(j), (k), and (m).

            (e) The allocations set forth in SECTIONS 4.3(a)-(d) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Unitholders intend to allocate Profit and Loss of the LLC or make LLC distributions. Accordingly, notwithstanding the other provisions of this ARTICLE IV, but subject to the Regulatory Allocations, income, gain, deduction, and loss shall be reallocated among the Unitholders so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Unitholders to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction, and loss) had been allocated without reference to the Regulatory Allocations. In general, the Unitholders anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction, and loss) among the Unitholders so that the net amount of the Regulatory Allocations and such special allocations to each such Unitholder is zero.

     4.4    TAX ALLOCATIONS.

            (a) The income, gains, losses, deductions, and credits of the LLC will be allocated, for federal, state, and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions, and credits among the Unitholders for computing their Capital Accounts; except that, if any such allocation is not permitted by the Code or other applicable law, then the LLC's subsequent income, gains, losses, deductions, and credits will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

            (b) Items of LLC taxable income, gain, loss, and deduction with respect to any property contributed to the capital of the LLC shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its Book Value.

            (c) If the Book Value of any LLC asset is adjusted pursuant to the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f) subsequent allocations of items of taxable income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

            (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

            (e) Allocations pursuant to this SECTION 4.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or Unit of Profits, Losses, Distributions, or other LLC items pursuant to any provision of this Agreement.

     4.5 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A UNITHOLDER. If the LLC is required by law to make any payment that is specifically attributable to a Unitholder or a Unitholder's status as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Unitholder shall indemnify the LLC in full for the entire amount paid (including interest, penalties and related expenses). The LLC may pursue and enforce all rights and remedies it may have against each Unitholder under this SECTION 4.5, including instituting a lawsuit to collect such indemnification and contribution with interest calculated at a rate equal to 10% per annum, compounded as of the last day of each year (but not in excess of the highest rate per annum permitted by law).

     4.6 TRANSFER OF CAPITAL ACCOUNTS. If a Unitholder transfers an interest in the LLC to a new or existing Unitholder, the transferee Unitholder shall succeed to that portion of the transferor's Capital Account that is attributable to the transferred interest. Any reference in this Agreement to a Capital Contribution of, or Distribution to, a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the interest of such former Unitholder transferred to such Unitholder.

                                    ARTICLE V

                           BOARD OF MANAGERS; OFFICERS

     5.1    MANAGEMENT BY THE BOARD OF MANAGERS.

            (a) NO MANAGEMENT BY UNITHOLDERS. The Unitholders shall not manage or control the business and affairs of the LLC, except for situations in which the approval of Unitholders is required by this Agreement or the GTCR Purchase Agreement or by non-waivable provisions of applicable law.

            (b)     AUTHORITY OF BOARD OF MANAGERS.

                    (i) Except for situations in which the approval of the Common Unitholders is otherwise required and except as set forth in Section 3 of the GTCR Purchase Agreement, subject to the provisions of SECTION 5.1(b)(II),
(A) the powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under the direction of, the Board and (B) the Board may make all decisions and take all actions for the LLC not otherwise provided for in this Agreement, including the following:

                             (A)   entering into, making and performing
contracts, agreements and other undertakings binding the LLC that may be necessary, appropriate or advisable in furtherance of the purposes of the LLC and making all decisions and waivers thereunder;

                             (B)   maintaining the assets of the LLC in good
order;

                             (C)   collecting sums due the LLC;

                             (D)   opening and maintaining bank and investment
accounts and arrangements, drawing checks and other orders for the payment of money and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                             (E)   to the extent that funds of the LLC are
available therefor, paying debts and obligations of the LLC;

                             (F)   acquiring, utilizing for LLC purposes and
disposing of any asset of the LLC;

                             (G)   hiring and employing executives, Officers,
supervisors and other personnel;

                             (H)   selecting, removing and changing the
authority and responsibility of lawyers, accountants and other advisers and consultants;

                             (I)   entering into guaranties on behalf of the
LLC's Subsidiaries;

                             (J)   obtaining insurance for the LLC;

                             (K)   determining Distributions of cash and other
property of the LLC as provided in ARTICLE IV;

                             (L)   establishing reserves for commitments and
obligations (contingent or otherwise) of the LLC; and

                             (M)   establishing a seal for the LLC.

                    (ii) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to SECTION 5.3, (B) by delegating power and authority to committees pursuant to SECTION 5.4, and (C) by delegating power and authority to any Officer pursuant to SECTION 5.5(a).

                    (iii) Each Unitholder acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his business time to the affairs of the LLC, and that he and his Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

            (c) OFFICERS. The management of the business and affairs of the LLC by the Officers and the exercising of their powers shall be conducted under the supervision of and subject to the approval of the Board.

     5.2    COMPOSITION AND ELECTION OF THE BOARD OF MANAGERS.

            (a) NUMBER AND DESIGNATION. The number of Managers on the Board shall be established at three (3), but shall be increased to up to seven (7) (or such higher number as determined by GTCR LLC from time to time) at such time as one or more additional Managers are designated pursuant to clause (iii) below. The Board shall at all times be comprised of the following persons:

                    (i) one (1) representative designated by GTCR Fund VIII (the "FUND VIII MANAGER"), who initially shall be David A. Donnini;

                    (ii) one (1) representative designated by GTCR Fund VIII/B (the "FUND VIII/B MANAGER"), who initially shall be Vincent J. Hemmer;

                    (iii) the LLC's chief executive officer, who shall initially be Peter C. Mann (the "EXECUTIVE MANAGER"); and

                    (iv) up to four (4) representatives, or such higher number as determined by GTCR LLC from time to time, to be designated jointly by GTCR LLC and the LLC's chief executive officer (the "ADDITIONAL MANAGERS"); provided that no Additional Manager shall be a member of the LLC's management or an employee or officer of the LLC or its Subsidiaries; provided further that if GTCR LLC and the LLC's chief executive officer are unable to agree on an Additional Manager within 10 days after the date specified by GTCR LLC for electing such Additional Manager, then GTCR LLC shall in its sole discretion, designate such Additional Manager.

            (b) TERM. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be Unitholders and need not be residents of the State of Delaware. A person shall become a member of the Board effective upon receipt by the LLC at its principal place of business of a written notice addressed to the Board (or at such later time or upon the happening of some other event specified in such notice) of such Person's designation from the Person or Persons entitled to designate such manager pursuant to SECTION 5.2(a) above. A member of the Board may resign as such by delivering his, her or its written resignation to the LLC at the LLC's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

            (c) REMOVAL. If the Executive Manager ceases to be employed by the LLC or its Subsidiaries, he shall be removed promptly after such time from the Board and each committee thereof. The removal from the Board or any of its committees (with or without cause) of the Fund VIII Manager or Fund VIII/B Manager shall be upon (and only upon) the written request of GTCR Fund VIII or GTCR Fund VIII/B, respectively. The removal from the Board or any of its committees (with or without cause) of any Additional Manager shall be upon (and only upon) the written request of GTCR LLC.

            (d) VACANCIES. In the event that any designee under SECTION 5.2(a) for any reason ceases to serve as a member of the Board, (i) the resulting vacancy on the Board shall be filled by a Person designated by the Person or Persons originally entitled to designate such Manager pursuant to
SECTION 5.2(a) above (PROVIDED THAT, if any party fails to designate a person to fill a vacancy on the Board pursuant to the terms of this SECTION 5.2, such vacant managership shall remain vacant until such managership is filled pursuant to this SECTION 5.2(d)) and (ii) such designee shall be removed promptly after such time from each committee of the Board.

            (e) REIMBURSEMENT. The LLC shall pay all reasonable out-of-pocket costs and expenses incurred by each member of the Board incurred in the course of their service hereunder, including in connection with attending regular and special meetings of the Board, any board of managers or board of directors of each of the LLC's Subsidiaries and/or any of their respective committees.

            (f) COMPENSATION OF MANAGERS. Managers shall receive no compensation for serving in such capacity.

            (g) RELIANCE BY THIRD PARTIES. Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of the Board (or any Officer authorized by the Board) in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by the Board (or any Officer authorized by the Board) in the name of the LLC with respect to any business or property of the LLC shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the LLC and (iii) the Board or such Officer was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the LLC.

            (h) SUBSIDIARY BOARD OF MANAGERS OR BOARD OF DIRECTORS. The LLC shall at all times, unless otherwise determined by the Board in its sole discretion, cause the board of managers or board of directors of each of the LLC's Subsidiaries to be comprised of the same persons who are then Managers of the Board pursuant to SECTION 5.2(a) above.

            (i) BOARD OBSERVATION. For so long as TCW/Crescent Purchasers and TCW/Crescent Lenders collectively hold no less than 4% of the Common Units (calculated by including any securities of the TCW/Crescent Purchasers and TCW/Crescent Lenders exercisable or convertible into Common Units), the LLC shall allow the TCW Representative to be present (whether in person or by telephone) at all meetings of the Board and all meetings of the Executive Committee of such Board, if any; PROVIDED THAT, the TCW Representative shall not be entitled to vote at such meetings; and FURTHER PROVIDED THAT, the TCW Representative shall not be entitled to attend such meetings if the Board determines that the attendance of the TCW Representative would jeopardize the attorney-client privilege or if information is being discussed at such meeting relating to any of the LLC's or its Subsidiaries' strategy, negotiating positions or similar matters relating to any of the TCW/Crescent Purchasers or TCW/Crescent Lenders. The LLC shall send to the TCW Representative all of the notices, information and other materials that are distributed to the members of the Board including copies of the minutes of all meetings of the Board and all notices, information and other materials that are distributed by or to the members of the Board with respect to the meetings of the Executive Committee of the Board; PROVIDED, HOWEVER, THAT, upon the request of the TCW Representative, the LLC shall refrain from sending such notices, information and other materials to the TCW Representative for so long as the TCW Representative shall request. If the LLC proposes to take any action by written consent in lieu of a meeting of the Board, the LLC shall give notice thereof to the TCW Representative at the same time and in the same manner as notice is given to the members of the Board. The TCW/Crescent Purchasers and TCW/Crescent Lenders shall provide to the LLC the identity and address of, or any change with respect to the identity or address of, the TCW Representative. The LLC shall reimburse the TCW Representative for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings.

     5.3    BOARD MEETINGS AND ACTIONS BY WRITTEN CONSENT.

            (a) QUORUM; VOTING. A majority of the total number of Managers then serving on the Board (i.e., excluding any vacancies on the Board) must be present (including pursuant to SECTION 5.3(h)) in order to constitute a quorum for the transaction of business of the Board (provided that a quorum must at all times include at least either the GTCR Fund VIII Manager or the GTCR Fund VIII/B Manager), and except as otherwise provided in this Agreement, the act of a majority of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the LLC immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

            (b) PLACE; ATTENDANCE. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            (c) MEETING IN CONNECTION WITH UNITHOLDER MEETING. In connection with any meeting of Unitholders, the Managers may, if a quorum is present, hold a meeting for the transaction of business immediately after and at the same place as such meeting of the Unitholders. Notice of such meeting at such time and place shall not be required.

            (d) TIME, PLACE AND NOTICE. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

            (e) SPECIAL MEETINGS. Special meetings of the Board may be called by any Manager on at least 24 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

            (f) CHAIRMAN AND VICE CHAIRMAN. The Board shall designate one of the Managers to serve as Chairman and a different Manager to serve as Vice Chairman. The Chairman shall preside at all meetings of the Board. If the Chairman is absent at any meeting of the Board, the Vice Chairman shall preside over such Board meeting. If the Chairman and Vice Chairman are absent, the Managers present shall designate a member to serve as interim chairman for that meeting. Neither the Chairman nor Vice Chairman, except in their capacity as an Officer, shall have the authority or power to act for or on behalf of the LLC, to do any act that would be binding on the LLC or to make any expenditure or incur any obligation on behalf of the LLC or authorize any of the foregoing.

            (g) BOARD MEETINGS. There shall be meetings of the Board from time to time as requested by holders of the Required Interest.

            (h) ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Delaware Act, the Certificate or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of the Delaware Act, the Certificate or this Agreement for notice of meetings, unless otherwise restricted by the Certificate, the Managers or members of any committee designated by the Board may participate in and hold a meeting of the Board or any committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     5.4    COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.

            (a) COMMITTEES; GENERALLY. The Board may, from time to time, designate one or more committees, each of which shall include at least two (2) Managers designated by any combination of GTCR Fund VIII, GTCR Fund VIII/B or GTCR LLC. Any such committee, to the extent provided in the enabling resolution or in the Certificate or this Agreement, shall have and may exercise all of the authority of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

            (b) AUDIT COMMITTEE. The Board may establish an audit committee to select the LLC's independent accountants and to review the annual audit of the LLC's financial statements conducted by such accountants.

            (c) DELEGATION; GENERALLY. The Board may, from time to time, delegate to one or more Persons (including any Manager or Officer) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in SECTION 5.1(b) hereof. The Board also may assign titles (including chairman, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Manager, Unitholder or other individual and may delegate to such Manager, Unitholder or other individual certain authority and duties. Any number of titles may be held by the same Manager, Unitholder or other individual. Any delegation pursuant to this SECTION 5.4(c) may be revoked at any time by the Board.

            (d) THIRD-PARTY RELIANCE. Any Person dealing with the LLC, other than a Unitholder, may rely on the authority of any Officer in taking any action in the name of the LLC without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

     5.5    OFFICERS.

            (a) DESIGNATION AND APPOINTMENT. The Board may (but need not), from time to time, designate and appoint one or more persons as an Officer of the LLC. No Officer need be a resident of the State of Delaware, a Unitholder or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them. The Board may assign titles to particular Officers. Unless the Board otherwise decides, if the title is one commonly used for officers of a business corporation formed, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to
(i) any specific delegation of authority and duties made to such Officer by the Board pursuant to the third sentence of this SECTION 5.5(a) or (ii) any delegation of authority and duties made to one or more Officers pursuant to the terms of SECTIONS 5.4(c) and 5.5(c). Each Officer shall hold office until such Officer's successor shall be duly designated and shall qualify or until such Officer's death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the LLC shall be fixed from time to time by the Board.

            (b) RESIGNATION; REMOVAL. Any Officer (subject to any contract rights available to the LLC, if applicable) may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, by the Board in its discretion at any time; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the individual so removed. Designation of an Officer shall not of itself create contract rights. Any vacancy occurring in any office of the LLC may be filled by the Board.

            (c) DUTIES OF OFFICERS; GENERALLY. The Officers, in the performance of their duties as such, shall owe to the Unitholders duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware. The following Officers, to the extent such Officers have been appointed by the Board, shall have the following duties:

                    (i) CHIEF EXECUTIVE OFFICER. Subject to the powers of the Board, the chief executive officer of the LLC shall be in the general and active charge of the entire business and affairs of the LLC, and shall be its chief policy-making Officer. The president, chief financial officer and each other senior officer of the LLC shall report directly to the chief executive officer. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board.

                    (ii) PRESIDENT. The president shall, subject to the powers of the Board and the chief executive officer, be the chief administrative officer of the LLC and shall have general charge of the business, affairs and property of the LLC, and control over its Officers (other than the chief executive officer), agents and employees. The president shall see that all orders and resolutions of the Board and the chief executive officer are carried into effect. He or she shall be responsible for the employment of employees, agents and Officers (other than the chief executive officer) as may be required for the conduct of the business and the attainment of the objectives of the LLC. He or she shall have authority to suspend or to remove any employee, agent or Officer (other than the chief executive officer) of the LLC and, in the case of the suspension for cause of any such Officer, to recommend to the Board what further action should be taken. In the absence of the president, his or her duties shall be performed and his or her authority may be exercised by the chief executive officer. In the absence of the president and the chief executive officer, the duties of the president shall be performed and his or her authority may be exercised by such Officer as may have been designated as the most senior officer of the LLC. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                    (iii) CHIEF FINANCIAL OFFICER. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the LLC, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the LLC, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC, and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC in such depositories as may be designated by the Board. The chief financial officer shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Board.

                    (iv) VICE PRESIDENT(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer, the president, the chief operating officer or the Board may from time to time prescribe, and may have such further denominations as "Executive Vice President," "Senior Vice President," "Assistant Vice President," and the like.

                    (v)      Secretary.

                             (A)   The secretary shall attend all meetings of
the Board and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Board when required.

                             (B)   The secretary shall keep all documents as may
be required under the Delaware Act or this Agreement. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the Board. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

                             (C)   If the Board chooses to appoint an assistant
secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the Board may from time to time prescribe.

                                   ARTICLE VI

                  GENERAL RIGHTS AND OBLIGATIONS OF UNITHOLDERS

     6.1 LIMITATION OF LIABILITY. Except as otherwise provided by applicable law, the debts, obligations, and liabilities of the LLC, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the LLC, and no Unitholder shall be obligated personally for any such debt, obligation, or liability of the LLC solely by reason of being a Unitholder of the LLC; provided that a Unitholder shall be required to return to the LLC any Distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Unitholders have consented within the meaning of the Delaware Act. Notwithstanding anything contained herein to the contrary, the failure of the LLC to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Unitholders for liabilities of the LLC.

     6.2 LACK OF AUTHORITY. No Unitholder in his, her, or its capacity as such (other than the members of the Board acting as the Board or an authorized Officer of the LLC) has the authority or power to act for or on behalf of the LLC in any manner, to do any act that would be (or could be construed as) binding on the LLC or to make any expenditures on behalf of the LLC, and the Unitholders hereby consent to the exercise by the Board of the powers conferred on it by law and this Agreement.

     6.3 NO RIGHT OF PARTITION. No Unitholder shall have the right to seek or obtain partition by court decree or operation of law of any LLC property, or the right to own or use particular or individual assets of the LLC.

     6.4 UNITHOLDERS RIGHT TO ACT. For situations which the approval of any Unitholders or class thereof (rather than the approval of the Board on behalf of the Unitholders) is required, the Unitholders shall act through meetings and written consents as described in SECTION 3.2.

     6.5 CONFLICTS OF INTEREST. A Unitholder, its Affiliates and each of their respective stockholders, directors, officers, controlling persons, partners and employees (collectively, the "UNITHOLDER GROUP") may have business interests and engage in business activities in addition to those relating to the LLC and its Subsidiaries, except as any such Person may have otherwise agreed with the LLC or any of its Subsidiaries in writing. Neither the LLC nor any Unitholder shall have any rights by virtue of this Agreement in any business ventures of any such Person except for any business interests or activities which any such Person has agreed in writing with the LLC or any of its Subsidiaries to not pursue or consummate (whether directly or indirectly), in which case all of such Person's direct and indirect interest in such business interests or activities shall become an asset of the LLC and the LLC shall be entitled to all rights in such business interests or activities and to all income or profits derived therefrom.

     6.6 TRANSACTIONS BETWEEN THE LLC AND THE UNITHOLDERS. Notwithstanding that it may constitute a conflict of interest, the Unitholders or their Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the LLC so long as such transaction is approved by the Board.

                                   ARTICLE VII

                         EXCULPATION AND INDEMNIFICATION

     7.1 EXCULPATION. No Officer or Manager shall be liable to any other Officer, Manager, the LLC or to any Unitholder for any loss suffered by the LLC unless such loss is caused by such Person's gross negligence, willful misconduct, violation of law or material breach of this Agreement. The Officers and Managers shall not be liable for errors in judgment or for any acts or omissions that do not constitute gross negligence, willful misconduct, violation of law or material breach of this Agreement. Any Officer or Manager may consult with counsel and accountants in respect of LLC affairs, and provided such Person acts in good faith reliance upon the advice or opinion of such counsel or accountants, such Person shall not be liable for any loss suffered by the LLC in reliance thereon.

     7.2 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this ARTICLE VII, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative (hereinafter a "PROCEEDING"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Unitholder, Manager or Officer, or while a Unitholder, Manager or Officer is or was serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the LLC to the fullest extent permitted by the Delaware Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the LLC to provide broader indemnification rights than said law permitted the LLC to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this ARTICLE VII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this ARTICLE VII shall be deemed contract rights, and no amendment, modification or repeal of this ARTICLE VII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this ARTICLE VII could involve indemnification for negligence or under theories of strict liability.

     7.3 ADVANCE PAYMENT. Reasonable expenses incurred by a Person of the type entitled to be indemnified under SECTION 7.2 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the LLC in advance of the final disposition of the Proceeding unless otherwise determined by the Board in the specific case upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the LLC.

     7.4 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The LLC, by adoption of a resolution of the Board, may indemnify and advance expenses to an employee or agent of the LLC to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Persons who are not or were not Managers or Officers but who are or were serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnify and advance expenses to Managers and Officers under this ARTICLE VII.

     7.5    APPEARANCE AS A WITNESS. Notwithstanding any other provision of this
ARTICLE VII, the LLC shall pay or reimburse reasonable out-of-pocket expenses incurred by a Manager or Officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     7.6 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which a Manager, Officer or other Person indemnified pursuant to SECTION 7.2 may have or hereafter acquire under any law (common or statutory), provision of the Certificate or this Agreement, agreement, vote of Unitholders or disinterested Managers or otherwise.

     7.7 INSURANCE. The LLC may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, Officer or agent of the LLC or is or was serving at the request of the LLC as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the LLC would have the power to indemnify such Person against such expense, liability or loss under this ARTICLE VII.

     7.8 SAVINGS CLAUSE. If this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the LLC shall nevertheless indemnify and hold harmless each Manager, Officer or any other Person indemnified pursuant to this ARTICLE VII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

     8.1 RECORDS AND ACCOUNTING. The LLC shall keep, or cause to be kept, appropriate books and records with respect to the LLC's business, including all books and records necessary to provide any information, lists, and copies of documents required to be provided pursuant to SECTION 8.3 or pursuant to applicable laws. All matters concerning (i) the determination of the relative amount of allocations and distributions among the Unitholders pursuant to ARTICLES III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Unitholders absent manifest clerical error.

     8.2 FISCAL YEAR. The fiscal year (the "FISCAL YEAR") of the LLC shall constitute the 12-month period ending on March 31 of each calendar year, or such other annual accounting period as may be established by the Board.

     8.3 TAX INFORMATION. The LLC shall use reasonable best efforts to deliver or cause to be delivered, within 75 days after the end of each Fiscal Year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal and state income tax returns.

     8.4 TRANSMISSION OF COMMUNICATIONS. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice, or other communication received from the Board to such other Person or Persons.

     8.5 LLC FUNDS. The Board and Officers may not commingle the LLC's funds with the funds of any Unitholder or Manager.

                                   ARTICLE IX

                                      TAXES

     9.1 TAX RETURNS. The LLC shall prepare and file all necessary federal and state income tax returns, including making the elections described in
SECTION 9.2. Each Unitholder shall furnish to the LLC all pertinent information in its possession relating to LLC operations that is necessary to enable the LLC's income tax returns to be prepared and filed.

     9.2 TAX ELECTIONS. The LLC shall make any election the LLC may deem appropriate and in the best interests of the Unitholders.

     9.3 TAX MATTERS PARTNER. GTCR Fund VIII (or an Affiliate so designated by GTCR Fund VIII) shall be the "tax matters partner" of the LLC pursuant to
Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER"). The Tax Matters Partner shall take such action as may be necessary to cause each other Unitholder to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner shall inform each other Unitholder of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each other Unitholder copies of all significant written communications he may receive in that capacity. The Tax Matters Partner may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the Board, but this sentence does not authorize the Tax Matters Partner (or any Manager) to take any action left to the determination of an individual Unitholder under Sections 6222 through 6232 of the Code.

                                    ARTICLE X

                            TRANSFER OF LLC INTERESTS

     10.1   TRANSFERS BY UNITHOLDERS.

            (a) Except for Transfers made in compliance with the Securityholders Agreement, the Senior Preferred Investor Rights Agreement, the Senior Management Agreements and the Registration Agreement, no Unitholder shall Transfer any interest in any Units except to Permitted Transferees and in compliance with this ARTICLE X. Except for Transfers made in compliance with the Securityholders Agreement, the Senior Preferred Investor Rights Agreement, the Senior Management Agreements and the Registration Agreement, no Unitholder shall Transfer, or offer or agree to Transfer, all or any part of any interest of such Person's Units without the prior written consent of the Board, which consent may be withheld in the Board's sole discretion. With the Board's consent, a Unitholder may Transfer all or any part of such Person's Units, subject to compliance with this Agreement (including, without limitation, SECTION 10.1(b)).

            (b) Each transferee of Units or other interest in the LLC shall, as a condition precedent to such Transfer, execute a counterpart to this Agreement pursuant to which such transferee shall agree to be bound by the provisions of this Agreement.

     10.2   EFFECT OF ASSIGNMENT.

            (a) Any Unitholder who shall assign any Units or other interest in the LLC shall cease to be a Unitholder of the LLC with respect to such Units or other interest and shall no longer have any rights or privileges of a Unitholder with respect to such Units or other interest.

            (b) Any Person who acquires in any manner whatsoever any Units or other interest in the LLC, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the LLC of such Person was subject to or by which such predecessor was bound.

     10.3 RESTRICTION ON TRANSFER. In order to permit the LLC to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit or economic interest shall be permitted or recognized by the LLC or the Board (within the meaning of Treasury Regulation Section 1.7704-1(d)) if and to the extent that such Transfer would cause the LLC to have more than 100 partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including the look-through rule in Treasury Regulation Section 1.7704-1(h)(3)).

     10.4 TRANSFER FEES AND EXPENSES. The transferor and transferee of any Units or other interest in the LLC shall be jointly and severally obligated to reimburse the LLC for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer, whether or not consummated.

     10.5 VOID TRANSFERS. Any Transfer by any Unitholder of any Units or other interest in the LLC in contravention of this Agreement (including, without limitation, the failure of the transferee to execute a counterpart in accordance with SECTION 10.1(b)) or which would cause the LLC to not be treated as a partnership for U.S. federal income tax purposes shall be void and ineffectual and shall not bind or be recognized by the LLC or any other party. No purported assignee shall have any right to any profits, losses or distributions of the LLC.

                                   ARTICLE XI

                            ADMISSION OF UNITHOLDERS

     11.1 SUBSTITUTED UNITHOLDERS. In connection with the transfer of an LLC Interest of a Unitholder permitted under the terms of this Agreement and the other Transaction Documents, the transferee shall become a Substituted Unitholder on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with or waiver of the conditions to such Transfer (unless one of the conditions to such Transfer is that Board or Unitholder consent is required for the admission of such transferee, in which case such consent must first be obtained), including executing counterparts of, and become a party to, this Agreement and the other Transaction Documents to which the transferor Unitholder was a party, and such admission shall be shown on the books and records of the LLC.

     11.2 ADDITIONAL UNITHOLDERS. A Person may be admitted to the LLC as an Additional Unitholder only as contemplated under, and in compliance with, the terms of this Agreement, including furnishing to the Board (a) a letter of acceptance, in form satisfactory to the Board, of all the terms and conditions of this Agreement, including the power of attorney granted in SECTION 15.1, and
(b) such other documents or instruments as may be necessary or appropriate to effect such Person's admission as a Unitholder (including counterparts or joinders to all applicable Transaction Documents). Such admission shall become effective on the date on which the Board determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the LLC.

     11.3 OPTIONHOLDERS. Except as set forth in this Agreement, no Person that holds securities (including options, warrants, or rights) exercisable, exchangeable, or convertible into Units shall have any rights with respect to such Units until such Person is actually issued Units upon such exercise, exchange, or conversion and, if such Person is not then a Unitholder, is admitted as a Unitholder pursuant to SECTION 11.2.

                                   ARTICLE XII

                    WITHDRAWAL AND RESIGNATION OF UNITHOLDERS

     12.1 WITHDRAWAL AND RESIGNATION OF UNITHOLDERS. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the LLC prior to the dissolution and winding up of the LLC pursuant to ARTICLE XII, except as otherwise expressly permitted by this Agreement or any of the other agreements contemplated hereby. Notwithstanding that payment on account of a withdrawal may be made after the effective time of such withdrawal, any completely withdrawing Unitholder will not be considered a Unitholder for any purpose after the effective time of such complete withdrawal, and, in the case of a partial withdrawal, such Unitholder's Capital Account (and corresponding voting and other rights) shall be reduced for all other purposes hereunder upon the effective time of such partial withdrawal.

     12.2 WITHDRAWAL OF A UNITHOLDER. No Unitholder shall have the power or right to withdraw or otherwise resign from the LLC except simultaneous with the Transfer of all of a Unitholder's Units in a Transfer permitted by this Agreement and, if such Transfer is to a person or entity that is not a Unitholder, the admission of such person or entity as a Unitholder pursuant to
SECTION 11.1.

                                  ARTICLE XIII

                           DISSOLUTION AND LIQUIDATION

     13.1 DISSOLUTION. The LLC shall not be dissolved by the admission of Additional Unitholders or Substituted Unitholders, or by the death, retirement, expulsion, bankruptcy or dissolution of a Unitholder. The LLC shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

            (a)     at any time by the Board; or

            (b) the entry of a decree of judicial dissolution of the LLC under Section 35-5 of the Delaware Act or an administrative dissolution under
Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIII, the LLC is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the LLC and the LLC shall continue in existence subject to the terms and conditions of this Agreement.

     13.2 LIQUIDATION AND TERMINATION. On dissolution of the LLC, the Board shall act as liquidator or may appoint one or more representatives or Unitholders as liquidator. The liquidators shall proceed diligently to wind up the affairs of the LLC, sell all or any portion of the LLC assets for cash or cash equivalents as they deem appropriate, and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as an LLC expense. Until final distribution, the liquidators shall continue to operate the LLC properties with all of the power and authority of the Board. The liquidators shall pay, satisfy, or discharge from LLC funds all of the debts, liabilities, and obligations of the LLC (including all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) and shall promptly distribute the remaining assets to the holders of Units in accordance with SECTION 4.1(a). Any non-cash assets will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with SECTIONS 4.2 and 4.3. In making such distributions, the liquidators shall allocate each type of asset (i.e., cash, cash equivalents, securities, etc.) among the Unitholders ratably based upon the aggregate amounts to be distributed with respect to the Units held by each such holder. Any such distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and
(y) the terms and conditions of any agreement governing such assets (or the operation thereof or the holders thereof) at such time.

The distribution of cash and/or property to a Unitholder in accordance with the provisions of this SECTION 13.2 constitutes a complete return to the Unitholder of its Capital Contributions and a complete distribution to the Unitholder of its interest in the LLC and all the LLC's property and constitutes a compromise to which all Unitholders have consented within the meaning of the Delaware Act. To the extent that a Unitholder returns funds to the LLC, it has no claim against any other Unitholder for those funds.

     13.3 CANCELLATION OF CERTIFICATE. On completion of the distribution of LLC assets as provided herein, the LLC shall be terminated (and the LLC shall not be terminated prior to such time), and the Board (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled, and take such other actions as may be necessary to terminate the LLC. The LLC shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this SECTION 13.3.

     13.4 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to SECTION 13.2 in order to minimize any losses otherwise attendant upon such winding up.

     13.5 RETURN OF CAPITAL. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Unitholders (it being understood that any such return shall be made solely from LLC assets).

     13.6 RESERVES AGAINST DISTRIBUTIONS. The Board shall have the right to withhold from Distributions payable to any Unitholder under this Agreement amounts sufficient to pay and discharge any reasonably anticipated contingent liabilities of the LLC. Any amounts remaining after payment and discharge of any such contingent liabilities of the LLC will be paid to the Unitholders from whom the Distributions were withheld.

                                   ARTICLE XIV

                                    VALUATION

     14.1 DETERMINATION. Subject to SECTION 14.2, the Fair Market Value of the assets of the LLC or of a LLC Interest will be determined by the Board (or, if pursuant to SECTION 13.2, the liquidators) in its good faith judgment in such manner as its deems reasonable and using all factors, information and data deemed to be pertinent.

     14.2 FAIR MARKET VALUE. "FAIR MARKET VALUE" of (i) a specific LLC asset will mean the amount which the LLC would receive in an all-cash sale of such asset (free and clear of all Liens and after payment of all liabilities secured only by such asset) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale); and (ii) the LLC will mean the amount which the LLC would receive in an all-cash sale of all of its assets and businesses as a going concern (free and clear of all Liens and after payment of indebtedness for borrowed money) in an arms-length transaction with an unaffiliated third party consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (assuming that all of the proceeds from such sale were paid directly to the LLC other than an amount of such proceeds necessary to pay transfer taxes payable in connection with such sale, which amount will not be received or deemed received by the LLC). After a determination of the Fair Market Value of the LLC is made as provided above, the Fair Market Value of a Unit will be determined by making a calculation reflecting the cash distributions which would be made to the Unitholders in accordance with this Agreement in respect of such Unit if the LLC were deemed to have received such Fair Market Value in cash and then distributed the same to the Unitholders in accordance with the terms of this Agreement incident to the liquidation of the LLC after payment to all of the LLC's creditors from such cash receipts other than payments to creditors who hold evidence of indebtedness for borrowed money, the payment of which is already reflected in the calculation of the Fair Market Value of the LLC and assuming that all of the convertible debt and other convertible securities were repaid or converted (whichever yields more cash to the holders of such convertible securities) and all options to acquire Units (whether or not currently exercisable) that have an exercise price below the Fair Market Value of such Units were exercised and the exercise price therefor paid. Except as otherwise provided herein or in any agreement, document or instrument contemplated hereby, any amount to be paid under this Agreement by reference to the Fair Market Value shall be paid in full in cash, and any Unit being transferred in exchange therefor will be transferred free and clear of all Liens.

                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1   POWER OF ATTORNEY.

            (a) Each Unitholder hereby constitutes and appoints each member of the Board and the liquidators, with full power of substitution, as his or its true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (i) this Agreement, all certificates, and other instruments and all amendments (in the manner set forth herein) thereof in accordance with the terms hereof which the Board deems appropriate or necessary to form, qualify, or continue the qualification of, the LLC as a limited liability company in the State of Delaware and in all other jurisdictions in which the LLC may conduct business or own property; (ii) all instruments which the Board deems appropriate or necessary to reflect any amendment, change, modification, or restatement of this Agreement in accordance with its terms;
(iii) all conveyances and other instruments or documents which the Board deems appropriate or necessary to reflect the dissolution and liquidation of the LLC pursuant to the terms of this Agreement, including a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, or substitution of any Unitholder pursuant to ARTICLE XI and XII.

            (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency, or termination of any Unitholder and the Transfer of all or any portion of his or its LLC Interest and shall extend to such Unitholder's heirs, successors, assigns, and personal representatives.

     15.2 AMENDMENTS. This Agreement may be amended from time to time pursuant to a written instrument executed by the holders of the Required Interest; PROVIDED that: (a) no amendment or modification pursuant to this Section 15.2 that by its terms would adversely and disproportionately affect any Unitholder (or group of Unitholders) of a particular class of Units in a manner different from the other Unitholders of such class of Units shall be effective against such Unitholder (or particular group of Unitholders) without the prior written consent of such Unitholder (or, in the case of a group, the holders of a majority of the Units held by such group) so affected thereby; (b) no amendment or modification pursuant to this SECTION 15.2 that by its terms expressly amends in an adverse manner any right specifically granted to a particular Unitholder (or a particular group of Unitholders) hereunder shall be effective without the prior written consent of such Unitholder(s) (e.g., no amendment or modification of SECTION 2.10 or 5.2(i) (or any defined term used directly or indirectly therein) that would expressly modify in an adverse manner any of the rights specifically granted to TCW/Crescent Purchasers thereunder shall be effective without the consent of the holders of at least a majority of the Units held by the TCW/Crescent Purchasers); and (c) no amendment or modification of this clause (c), SECTION 4.1(a)(i), 4.1(a)(II), 4.1(b), 15.7(b), clause (A) of the last sentence of SECTION 3.4, or SCHEDULE 1 attached hereto (or any defined term used directly or indirectly in any such Section, provision or schedule), that would expressly modify in an adverse manner any right specifically granted to the holders of Senior Preferred Units thereunder shall be effective without the prior written consent of the holders of at least a majority of the Senior Preferred Units then outstanding.

     15.3 TITLE TO LLC ASSETS. LLC assets shall be deemed to be owned by the LLC as an entity, and no Unitholder, individually or collectively, shall have any ownership interest in such LLC assets or any portion thereof. Legal title to any or all LLC assets may be held in the name of the LLC or one or more nominees, as the Board may determine. The Board hereby declares and warrants that any LLC assets for which legal title is held in its name or the name of any nominee shall be held in trust by the Board or such nominee for the use and benefit of the LLC in accordance with the provisions of this Agreement. All LLC assets shall be recorded as the property of the LLC on its books and records, irrespective of the name in which legal title to such LLC assets is held.

     15.4 REMEDIES. Each Unitholder and the LLC shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     15.5 SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns, whether so expressed or not.

     15.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

     15.7   INCORPORATION OF THE LLC; CONVERSION OF SENIOR PREFERRED UNITS.

            (a) The Board may, in order to facilitate a public offering of securities, or for other reasons that the Board deems in the best interests of the LLC or the Unitholders, cause the LLC to incorporate its business, or any portion thereof, including by (i) the transfer of all of the assets of the LLC, subject to the LLC's liabilities, or the transfer of any portion of such assets and liabilities, to one or more corporations in exchange for shares of such corporation(s) and the subsequent distribution of such shares, at such time as the Board may determine, to the Unitholders on a pro rata basis, (ii) conversion of the LLC into a corporation pursuant to 6 Del. C. Section 18-216 (or any successor section thereto) or (iii) Transfer by each Unitholder of Units held by such Unitholder to one or more corporations in exchange for shares of such corporation(s) (including by merger of the LLC into a corporation) and, in connection therewith, each Unitholder agrees to the Transfer of its Units in accordance with the terms of exchange as provided by the Board and further agrees that as of the effective date of such exchange any Unit outstanding thereafter which shall not have been tendered for exchange shall represent only the right to receive a certificate representing the number of shares of such corporation(s) as provided in the terms of such exchange. In connection with any such reorganization or exchange as provided above, each Unitholder of a particular class shall receive the same form of securities and the same amount of securities per Unit of such class and if any holders of a class of Units are given an option as to the form and amount of securities to be received, each holder of such class of Units shall be given the same option. The LLC shall pay any and all organizational, legal and accounting expenses and filing fees incurred in connection with such incorporation transaction, including, without limitation, any fees related to a filing under the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable.

            (b) Notwithstanding any implication herein to the contrary, the holders of a majority of the then outstanding Senior Preferred Units may elect, by delivering written notice to the LLC within 10 days after being notified that the LLC (or any successor of the LLC) plans to consummate its initial Public Offering (an "IPO CONVERSION NOTICE"), to cause each Senior Preferred Unit then outstanding (or each security exchanged therefore pursuant to clause (a) above) to be converted immediately prior to the consummation of such initial Public Offering into a number of the same class of securities being offered in such Public Offering equal to the result of (i) the sum of the Senior Preferred Unreturned Capital and the Senior Preferred Unpaid Yield of such Senior Preferred Unit, in each case as of the close of business on the business day immediately preceding the consummation of such Public Offering, divided by (ii) the per unit price at which such securities will initially be offered to the public in such offering (excluding all underwriter's and similar discounts); PROVIDED that, if an IPO Conversion Notice is delivered to the LLC within the time period provided above, then (i) each holder of Senior Preferred Units (or any security exchanged therefore pursuant to clause (a) above) shall be obligated to convert all (but not less than all) of such holder's then outstanding Senior Preferred Units (or securities exchanged therefore pursuant to clause (a) above) immediately prior to consummation of such initial Public Offering and (ii) the LLC (or successor thereto) shall use commercially reasonable efforts to obtain the approval of the underwriter(s) managing such offering to include such conversion securities in such offering after inclusion of all securities to be registered for the account of the Company or other initiating holder(s). Notwithstanding the foregoing, to the extent any conversion securities are not included in the offering, such securities and the holder(s) thereof shall be subject to the holdback restrictions contained in
Section 5 of the Senior Preferred Investor Rights Agreement. If an IPO Conversion Notice is not delivered to the LLC within the time period provided above and if such initial Public Offering is subsequently consummated, then the holders of Senior Preferred Units (or securities exchanged therefore pursuant to clause (a) above) shall no longer have any rights of conversion hereunder.

     15.8 REPURCHASE OF UNITS BY THE LLC. Notwithstanding anything to the contrary in this Agreement or any Senior Management Agreement, the LLC may exercise (or fulfill) its repurchase rights (or obligations) with respect to a holder of Units subject to such rights (or obligations) pursuant to a Senior Management Agreement, in whole or in part, in each case, by distributing to such holder securities issued by a Subsidiary of the LLC with a value equal to the sum of (a) the repurchase price of the Class B Preferred Units of such holder to be repurchased and (b) the repurchase price of the Common Units of such holder to be repurchased and following such distribution the Subsidiary that issued the distributed securities redeems or repurchases such securities from such holder for an amount of cash equal to the sum of (a) the repurchase price of the Class B Preferred Units of such holder to be repurchased and (b) the repurchase price of the Common Units of such holder to be repurchased. The LLC and the holder agree to treat such distribution as a distribution of securities of the Subsidiary under Code Section 731(a).

     15.9 OPT-IN TO ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE. The Unitholders hereby agree that the Units shall be securities governed by Article 8 of the Uniform Commercial Code of the State of Delaware (and the Uniform Commercial Code of any other applicable jurisdiction).

     15.10 NOTICE TO UNITHOLDER OF PROVISIONS. By executing this Agreement, each Unitholder acknowledges that it has actual notice of (a) all of the provisions hereof (including the restrictions on the transfer set forth herein), and (b) all of the provisions of the Certificate.

     15.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     15.12 CONSENT TO JURISDICTION. Each Unitholder irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Unitholder further agrees that service of any process, summons, notice or document by United States certified or registered mail to such Unitholder's respective address set forth in the LLC's books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Unitholder irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

     15.13 DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words "or," "either," and "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this

Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

     15.14 APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to jurisdiction and venue therein.

     15.15 MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE LLC) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

     15.16 ADDRESSES AND NOTICES. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day, or (c) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, and other communications shall be sent to the address for such recipient set forth in the LLC's books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice to the Board or the LLC shall be deemed given if received by the Board at the principal office of the LLC designated pursuant to SECTION 2.5.

     15.17 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the LLC or any of its Affiliates, and no creditor who makes a loan to the LLC or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the LLC in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in LLC Profits, Losses, Distributions, capital, or property other than as a secured creditor.

     15.18 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition. Notwithstanding the other provisions of this Agreement, Section 18-305(a) of the Delaware Act shall not apply to the LLC and no Unitholder shall have any rights thereunder.

     15.19 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

     15.20 OFFSET. Whenever the LLC is to pay any sum to any Unitholder or any Affiliate or related person thereof, any amounts that such Unitholder or such Affiliate or related person owes to the LLC may be deducted from that sum before payment.

     15.21 ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, the Prior Agreement.

     15.22 DELIVERY BY FACSIMILE. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

     15.23  SURVIVAL. ARTICLE I and SECTIONS 4.5, 6.1, 7.1, 7.2, 15.12, 15.14,
15.15, 15.16, and this 15.23 shall survive and continue in full force in accordance with their terms notwithstanding any termination of this Agreement or the dissolution of the LLC.

     15.24 DEEMED TRANSFER OF UNITS. If the LLC or any other Person acquiring Units of a Unitholder pursuant to any Transaction Document shall make available, at the time and place and in the amount and form provided in such Transaction Document, the consideration for the Units to be repurchased in accordance with the provisions of such Transaction Document, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights (including rights to Distributions hereunder) as a holder of such Units (other than the right to receive payment of such consideration in accordance with such Transaction Document), and such Units shall be deemed purchased in accordance with the applicable provisions hereof and the LLC or any other Person acquiring such Units shall be deemed the owner and holder of such Units, whether or not the certificates therefor have been delivered as required by such Transaction Document.

     15.25 DISTRIBUTIONS IN FULL. Immediately upon a Distribution of the full amount of the Senior Preferred Unreturned Capital, Class A Unreturned Capital or Class B Unreturned Capital in accordance with the terms herein in respect of a Senior Preferred Unit, Class A Preferred Unit or Class B Preferred Unit, respectively, the holder of any such unit shall no longer have any rights hereunder as a holder of such unit. The unit certificate representing any such unit shall be immediately delivered by its holder to the LLC and stamped "CANCELLED."

                                    * * * * *

     IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Third Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                       PRESTIGE INTERNATIONAL HOLDINGS, LLC


                                       By:  /S/ PETER J. ANDERSON
                                          ---------------------------------
                                       Name: Peter J. Anderson
                                            -------------------------------
                                       Title: Chief Financial Officer
                                             ------------------------------


                                       GTCR FUND VIII, L.P.

                                       By:   GTCR Partners VIII, L.P.
                                       Its:  General Partner

                                       By:   GTCR Golder Rauner II, L.L.C.
                                       Its:  General Partner


                                       By:    /S/ DAVID A. DONNINI
                                          ---------------------------------
                                       Name: David A. Donnini
                                       Its:  Principal


                                       GTCR FUND VIII/B, L.P.

                                       By:   GTCR Partners VIII, L.P.
                                       Its:  General Partner

                                       By:   GTCR Golder Rauner II, L.L.C.
                                       Its:  General Partner


                                       By:    /S/ DAVID A. DONNINI
                                          ---------------------------------
                                       Name: David A. Donnini
                                       Its:  Principal

   [PRESTIGE INTERNATIONAL HOLDINGS, LLC: SIGNATURE PAGE TO THIRD AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                       GTCR CO-INVEST II, L.P.

                                       By:   GTCR Golder Rauner II, L.L.C.
                                       Its:  General Partner

                                       By:  /S/ DAVID A. DONNINI
                                          ---------------------------------
                                       Name: David A. Donnini
                                       Its:  Principal

                                       GTCR CAPITAL PARTNERS, L.P.

                                       By:   GTCR Mezzanine Partners, L.P.
                                       Its:  General Partner

                                       By:   GTCR Partners VI, L.P.
                                       Its:  General Partner

                                       By:   GTCR Golder Rauner, L.L.C.
                                       Its:  General Partner

                                       By:  /S/ DAVID A. DONNINI
                                          ---------------------------------
                                       Name: David A. Donnini
                                       Its:  Principal

                                       TCW/CRESCENT MEZZANINE PARTNERS III, L.P.
                                       TCW/CRESCENT MEZZANINE TRUST III
                                       TCW/CRESCENT MEZZANINE PARTNERS III
                                       NETHERLANDS, L.P.

                                       By:   TCW/Crescent Mezzanine
                                             Management III, L.L.C.,
                                             its Investment Manager

                                       By:   TCW Asset Management Company,
                                             its Sub-Advisor


                                       By:    /S/ TIMOTHY P. COSTELLO
                                          ---------------------------------
                                       Name: Timothy P. Costell
                                            -------------------------------
                                       Title: MANAGING DIRECTOR
                                            -------------------------------


                                         /S/ PETER C. MANN
                                       ------------------------------------
                                       Peter C. Mann

   [PRESTIGE INTERNATIONAL HOLDINGS, LLC: SIGNATURE PAGE TO THIRD AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                         /S/ PETER J. ANDERSON
                                       ------------------------------------
                                       Peter J. Anderson


                                         /S/ MICHAEL A. FINK
                                       ------------------------------------
                                       Michael A. Fink


                                         /S/ GERARD F. BUTLER
                                       ------------------------------------
                                       Gerard F. Butler


                                         /S/ ERIC M. MILLAR
                                       ------------------------------------
                                       Eric M. Millar


                                         /S/ CHARLES SCHRANK
                                       ------------------------------------
                                       Charles Schrank


                                         /S/ STEVE KORNHAUSER
                                         -----------------------------------
                                       Steve Kornhauser


                                         /S/ DAVID TALBERT
                                         -----------------------------------
                                       David Talbert


                                       TSG3 L.P.,

                                       By:   its General Partner,
                                             TSG3 Management LLC

                                       By: /S/ JAMES L. O'HARA
                                          ---------------------------------
                                          Name:  James L. O'Hara
                                          Title: Managing Director


                                         /S/ J. GARY SHANSBY
                                       ------------------------------------
                                       J. Gary Shansby


                                         /S/ CHARLES H. ESSERMAN
                                       ------------------------------------
                                       Charles H. Esserman

   [PRESTIGE INTERNATIONAL HOLDINGS, LLC: SIGNATURE PAGE TO THIRD AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                         /S/ MICHAEL L. MAUZE
                                       ------------------------------------
                                       Michael L. Mauze

                                         /S/ JAMES L. O'HARA
                                       ------------------------------------
                                       James L. O'Hara

   [PRESTIGE INTERNATIONAL HOLDINGS, LLC: SIGNATURE PAGE TO THIRD AMENDED AND
                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

                                                   Last Modified:  April 6, 2004

                                   SCHEDULE A

    NAME AND ADDRESS OF                                SENIOR           CLASS A         CLASS B
      UNITHOLDER OR                CAPITAL            PREFERRED        PREFERRED       PREFERRED
      WARRANTHOLDER              CONTRIBUTION           UNITS            UNITS           UNITS            COMMON UNITS
----------------------------   -----------------      ---------        ---------      -------------    ------------------
GTCR Fund VIII, L.P.               $ 129,723,137           0               0            125,642.088        40,810,494
6100 Sears Tower
Chicago, Illinois 60606-
6402
Attn: David A. Donnini
and Vincent J. Hemmer

GTCR Fund VIII/B,                  $  22,765,809           0               0             22,049.603         7,162,052
L.P.
6100 Sears Tower
Chicago, Illinois 60606-
6402
Attn:  David A. Donnini
and Vincent J. Hemmer

GTCR Co-Invest II, L.P.            $     692,380           0               0                670.598           217,820
6100 Sears Tower
Chicago, Illinois 60606-
6402
Attn:  David A. Donnini
and Vincent J. Hemmer

GTCR Capital Partners,             $   4,130,167           0               0              4,000.234         1,299,338
L.P.
6100 Sears Tower
Chicago, IL  60606-
6402
Attention:  Barry Dunn

TCW/Crescent                   1)  $   7,474,971       1)  0           1)  0          1)  7,239.263     1)  2,357,087 (Co-
Mezzanine Partners III,                                                                 (Co-Invest)        Invest)
L.P.
c/o TCW/Crescent               2)  $     310,778       2)  0           2)  0
Mezzanine, L.L.C.                                                                     2)    296.159     2)    146,192
200 Crescent Court,                                                                       (Mezz)            (Mezz)
Suite 1600
Dallas, Texas  75201
Attention:  Timothy P.
Costello

TCW/Crescent                   1)  $   1,164,536       1)  0           1)  0          1)  1,127.815     1) 367,214 (Co-
Mezzanine Trust III                                                                    (Co-Invest)          Invest)
c/o TCW/Crescent               2)  $      48,417       2)  0           2)  0
Mezzanine, L.L.C.                                                                     2)     46.139     2)     22,776
200 Crescent Court,                                                                        (Mezz)           (Mezz)
Suite 1600
Dallas, Texas  75201
Attention:  Timothy P.
Costello

TCW/Crescent                   1)  $     305,404       1)  0           1)  0                           1) 96,303 (Co-
Mezzanine Partners III                                                                1) 295.774 (Co-     Invest)

    NAME AND ADDRESS OF                                SENIOR           CLASS A          CLASS B
      UNITHOLDER OR                CAPITAL            PREFERRED        PREFERRED        PREFERRED
      WARRANTHOLDER              CONTRIBUTION           UNITS            UNITS            UNITS          COMMON UNITS
----------------------------   -----------------     ----------        ---------      -------------    -----------------
Netherlands, L.P.              2) $       12,697     2)    0           2) 0           Invest)
c/o TCW/Crescent                                                                                        2)   5,973 (Mezz)
Mezzanine, L.L.C.                                                                     2)     12.100
200 Crescent Court,                                                                       (Mezz)
Suite 1600
Dallas, Texas  75201
Attention:  Timothy P.
Costello

Peter C. Mann                     $      993,761           0              0                 749.569             2,441,923
P.O. Box 66
Clinton Corners
New York, NY  12514

Peter J. Anderson                 $      307,067           0              0                 202.683             1,043,838
771 Blanch Avenue
Norwood, NJ  07648

Gerard F. Butler                  $      208,174           0              0                 125.520               826,546
54 Lyons Road
Cold Spring, NY  10516

Michael A. Fink                   $      159,337           0              0                 107.368               519,692
68 East Sherbrooke
Livingston, NJ  07039

TSG3 L.P.                         $   22,167,856     22,167.856           0                       0                     0
600 Montgomery Street              (8,191.51 SNS
Suite 2900                             Class L-1
San Francisco, CA                         Shares
94111                              10,837.62 SNS
                                         Class L
                                         Shares)

J. Gary Shansby                   $      107,142        107.142           0                       0                     0
600 Montgomery Street                 (39.59 SNS
Suite 2900                             Class L-1
San Francisco, CA                         Shares
94111                                  52.38 SNS
                                         Class L
                                         Shares)

Charles H. Esserman               $      107,142        107.142           0                       0                     0
600 Montgomery Street                 (39.59 SNS
Suite 2900                             Class L-1
San Francisco, CA                         Shares
94111                                  52.38 SNS
                                         Class L
                                         Shares)

Michael L. Mauze                  $      107,142        107.142           0                       0                     0
600 Montgomery Street                 (39.59 SNS
Suite 2900                             Class L-1
San Francisco, CA                         Shares
94111                                  52.38 SNS
                                         Class L
                                         Shares)

James L. O'Hara                   $ 10,718 (3.96         10.718           0                       0                     0

     NAME AND ADDRESS OF                                SENIOR          CLASS A          CLASS B
        UNITHOLDER OR              CAPITAL            PREFERRED        PREFERRED        PREFERRED
        WARRANTHOLDER            CONTRIBUTION           UNITS            UNITS            UNITS           COMMON UNITS
----------------------------   -----------------      ---------        ---------      -------------    ------------------
600 Montgomery Street                        SNS
Suite 2900                             Class L-1
San Francisco, CA                         Shares
94111                                   5.24 SNS
                                         Class L
                                         Shares)

Eric M. Millar                    $    69,761.50              0           0                  49.013              207,488
31 Landing Drive
Dobbs Ferry, New York
10522

Charles Schrank                   $    19,761.50              0           0                       0              197,615
86 Robin Hood Way
Wayne, New Jersey
07470

Steven Kornhauser              1) $      160,000              0           0                 172.432     1) 31,593 (Cash)
8687 River  Homes Lane         2) $    15,904.84                                                             2) 3,140
Apt. 105                             (4,000 BBHI                                                           (Rollover)
Bonita Springs, Florida                   Common
34135                                    Shares)

David Talbert                     $    79,524.23              0           0                  77.954               15,702
7 Farm Road                         (20,000 BBHI
Randolph, New Jersey                      Common
07869                                    Shares)

TOTAL                             $  191,141,591         22,500           0             162,864.312           57,772,786

                                                                      SCHEDULE 1

                                        SNS GROSS SALES
CALENDAR YEAR                                TARGET
-------------                           ---------------
2004                                    $    27,500,000
2005                                    $    30,000,000
2006                                    $    31,500,000
2007                                    $    32,700,000
2008                                    $    34,000,000

     For each calendar year after 2008, the SNS Gross Sales Target for such calendar year shall be $1.5 million greater than the SNS Gross Sales Target for the immediately preceding calendar year (e.g., the SNS Gross Sales Target for 2009 shall be 35,500,000).